SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RIVERBED TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 20, 2011

Dear Stockholder:

I am pleased to invite you to attend Riverbed Technology, Inc.’s 2011 Annual Meeting of Stockholders, to be held on Wednesday, June 1, 2011 at The Courtyard by Marriott, 299 2nd Street, San Francisco, CA 94105. The meeting will begin promptly at 2:00 p.m. local time. If you wish to attend the meeting and need directions, please contact Renee Lyall of Riverbed Investor Relations at 415-247-6353 or renee.lyall@riverbed.com.

Details regarding the business to be conducted at the Annual Meeting are more fully described in Riverbed’s Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials carefully.

Riverbed is pleased to take advantage of SEC rules that allow us to furnish proxy materials to our stockholders on the Internet. These rules enable us to reduce the environmental impact of our Annual Meeting while still providing you with the information that you need.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote your shares promptly to ensure that your shares will be represented at the Annual Meeting.

On behalf of the Board of Directors, thank you for your continued support and interest.

Sincerely,

Jerry M. Kennelly
Chairman of the Board of Directors, President and Chief Executive Officer

199 Fremont Street

San Francisco, CA 94105

T 415.247.8800 F 415.247.8801

www.riverbed.com

YOUR VOTE IS EXTREMELY IMPORTANT

Please vote promptly to ensure that your shares are represented at the Annual Meeting.

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Riverbed Technology, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 1, 2011, at 2:00 p.m. local time at The Courtyard by Marriott, 299 2nd Street, San Francisco, CA 94105 for the following purposes:

1. To elect three (3) members of the Board of Directors to serve until the 2014 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified.

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

3. To hold an advisory vote on executive compensation.

4. To hold an advisory vote on the frequency of the advisory vote on executive compensation.

5. To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Company’s Proxy Statement.

The record date for the 2011 Annual Meeting is April 11, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Brett A. Nissenberg
General Counsel, Senior Vice President of Corporate and Legal Affairs and Secretary

San Francisco, California

April 20, 2011

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, if applicable, or vote via telephone or the Internet as instructed in these materials, as promptly as possible. If you received printed versions of these materials by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2011

The Proxy Statement and Annual Report on Form 10-K are available at

http://bnymellon.mobular.net/bnymellon/rvbd.

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

Why am I receiving these materials?	1

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	1

What is included in these materials?	1

How may I obtain electronic access to the proxy materials?	1

Who can vote at the Annual Meeting?	2

What is the difference between a stockholder of record and a beneficial owner of shares?	2

What am I voting on?	2

What are the Board’s voting recommendations?	2

How many votes do I have?	3

How do I vote?	3

How are proxies voted?	3

What happens if I do not give specific voting instructions?	4

Which ballot measures are considered “routine” or “non-routine”?	4

Who is paying for this proxy solicitation?	4

What does it mean if I receive more than one Notice or printed set of proxy materials?	4

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5

Can I change my vote after submitting my proxy?	5

How many votes are needed to approve each proposal?	5

How is the majority voting standard applied to the election of directors?	6

What is the quorum requirement?	6

How can I find out the results of the voting at the Annual Meeting?	6

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2012 Annual Meeting?	6

How can stockholders submit proposals to be raised at the 2012 Annual Meeting that will not be included in our Proxy Statement for the 2012 Annual Meeting?	7

What if the date of the 2012 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?	7

Does a stockholder proposal require specific information?	7

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Riverbed Technology, Inc.

199 Fremont Street

San Francisco, California 94105

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors of Riverbed Technology, Inc. (sometimes referred to as the “Company” or “Riverbed”) of your proxy to vote at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), Riverbed has elected to provide access to its proxy materials via the Internet. As a result, Riverbed is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders of record entitled to vote at the Annual Meeting. All Riverbed stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Riverbed encourages its stockholders to access proxy materials over the Internet in order to assist it in reducing the environmental impact of its annual meetings.

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Riverbed’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 8, 2011 (the “Annual Report”).

If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

How may I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet Riverbed’s proxy materials for the Annual Meeting; and

•	Instruct Riverbed to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save Riverbed the cost of printing and mailing documents to you and will reduce the impact of Riverbed’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting. On this record date, there were 153,478,414 shares of Company common stock (“Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares?

Stockholder of Record: Shares Registered in Your Name

If on April 11, 2011 your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record, and the Notice or proxy materials were sent directly to you by Riverbed. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 11, 2011 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid legal proxy from your broker, bank or other custodian.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal 1: Election of three directors to serve until the 2014 annual meeting of stockholders or until such persons’ successors have been duly elected and qualified;

•	Proposal 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	Proposal 3: An advisory vote on executive compensation; and

•	Proposal 4: An advisory vote on the frequency of the advisory vote on executive compensation.

What are the Board’s voting recommendations?

Riverbed’s Board of Directors recommends that you vote your shares:

•	“For” each of the nominees to the Board (Proposal 1);

•	“For” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

•	“For” the proposal regarding an advisory vote on executive compensation (Proposal 3); and

•	“3 Years” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4).

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of April 11, 2011.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote:

•

By Mail.    If you request printed copies of the proxy materials by mail, you may vote by proxy using the proxy card. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Via the Internet. You may vote by proxy on the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the number provided on your proxy card.

•	In person. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are the beneficial owner of shares held in “street name”, you may vote:

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by completing the vote instruction form and returning it as directed.

•	Via the Internet. You may vote by proxy on the Internet by visiting the website provided in the Notice and entering the control number.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the number provided on the vote instruction form.

•

In person.    If you are a beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

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We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted. Where a stockholder has specified by means of the proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you:

•	Indicate when voting on the Internet, or by telephone, that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

Who is paying for this proxy solicitation?

Riverbed will pay for the entire cost of soliciting proxies. In addition to soliciting proxies by mail, Riverbed’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Riverbed may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or printed set of proxy materials?

If you receive more than one Notice or printed set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each Notice and, if applicable, printed set of proxy materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Under a procedure called “householding”, a single copy of the Notice and, if applicable, this Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. This helps to reduce the Company’s printing and mailing costs. Stockholders that participate in householding will continue to be able to access and receive separate proxy cards. If you no longer wish to participate in householding and would prefer to receive a separate Notice and, if applicable, this Proxy Statement and Annual Report, please direct your written request to Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California 94105, Attn: Secretary, or call (415) 247-8800.

A number of brokers with account holders who are Riverbed stockholders will be householding our proxy materials. Stockholders that hold shares in “street name” may contact their brokerage firm, bank, dealer or similar organization to request information about householding.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card or vote instruction form with a later date.

•	You may vote again on a later date via the Internet or by telephone.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 199 Fremont Street, San Francisco, California 94105.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How many votes are needed to approve each proposal?

Proposal 1.    A majority vote standard applies to this election of directors. Therefore, election of a nominee requires such nominee to receive more votes cast “for” his election than “against” his election. See “How is the majority voting standard applied to the election of directors” below. Stockholders may not cumulate votes in the election of directors. Abstentions will have no effect on the outcome of this election of directors. Broker non-votes will not be counted as having been voted on the proposal.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.

Proposal 3.    The vote on executive compensation is advisory, and therefore no specific approval standard applies. However, Riverbed’s Board of Directors intends to carefully review the results of this vote.

Proposal 4.    The vote on the frequency of the advisory vote on executive compensation is advisory, and therefore no specific approval standard applies. However, Riverbed’s Board of Directors intends to carefully review the results of this vote.

You may vote “FOR”, “WITHHOLD”, or “ABSTAIN” on each of the nominees for election as director (Proposal 1). You may not vote “For” the election of any persons other than the three named nominees. A “Withhold” vote will be treated as equivalent to an “Against” vote for purposes of applying the majority voting standard.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Ernst and Young LLP as Riverbed’s independent registered public accounting firm (Proposal 2) and on the advisory vote on executive compensation (Proposal 3).

You may vote “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN” on the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4).

How is the majority voting standard applied to the election of directors?

Riverbed’s Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Guidelines provide for a majority voting standard in uncontested elections of directors. An uncontested election is one in which the number of nominees for director does not exceed the number of directors to be elected. The director election taking place at this Annual Meeting is uncontested, and therefore the majority voting standard will apply. Under the majority voting standard, in order for a nominee to be elected the votes cast “for” such nominee’s election must exceed the votes cast “against” such nominee’s election.

Riverbed has adopted a policy pursuant to which an incumbent director nominee that receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating/Corporate Governance Committee of Riverbed’s Board of Directors. The Nominating/Corporate Governance Committee will then recommend to the Board of Directors the action to be taken with respect to such offer of resignation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders either present at the meeting or represented by proxy. On the record date, there were 153,478,414 shares of Common Stock outstanding and entitled to vote. Thus, 76,739,208 shares would constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in the Proxy Statement for the 2012 Annual Meeting?

To be included in our Proxy Statement for the 2012 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Corporate Secretary at our principal executive offices no later than December 22, 2011, or no later than one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first mailed our Notice or proxy materials to stockholders in connection with this year’s Annual Meeting.

How can stockholders submit proposals to be raised at the 2012 Annual Meeting that will not be included in the Proxy Statement for the 2012 Annual Meeting?

To be raised at the 2012 Annual Meeting, stockholder proposals must comply with our Bylaws. Under our Bylaws, a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than forty-five (45) or more than seventy-five (75) days before the one-year anniversary of the date on which we first mailed our Notice or proxy materials to stockholders in connection with this year’s Annual Meeting. Since our Notice or proxy materials for our 2011 Annual Meeting were first mailed to stockholders on April 20, 2011, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no earlier than February 5, 2012 and no later than March 6, 2012, in order to be raised at our 2012 Annual Meeting. Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures discussed under “Nominating/Corporate Governance Committee.”

What if the date of the 2012 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2012 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Bylaws, if the date of the 2012 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2012 Annual Meeting must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y)  the 10th day following the day on which public announcement of the date of such meeting is first made.

Does a stockholder proposal require specific information?

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our Bylaws may be found on our website at www.riverbed.com in the Corporate Governance section of the Investor Relations page.

What happens if Riverbed receives a stockholder proposal that is not in compliance with the timeframes described above?

If we receive notice of a matter to come before the 2012 Annual Meeting that is not in compliance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Do the figures in this Proxy Statement take into account the two-for-one split of Riverbed’s Common Stock effected on November 8, 2010?

Yes, all figures included in this Proxy Statement reflect the stock split, and are expressed on a post-split basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. We currently have authorized nine directors. The class of directors standing for election at the Annual Meeting currently consists of three directors. The directors elected at the Annual Meeting will serve until our 2014 annual meeting of stockholders or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of March 16, 2011, their positions and offices held with Riverbed and certain biographical information are set forth below. Beneath the biographical details of each Nominee or director listed below, we have also detailed the specific experience, qualifications, attributes or skills of each Nominee or director that leads the Board of Directors to conclude that each Nominee or director should serve on the Board of Directors.

The proxy holders intend to vote all proxies received by them FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. Proxies cannot be voted for more than three individuals. Abstentions will have no effect on the outcome of this election of directors. Broker non-votes will not be counted as having been voted on the proposal.

Riverbed’s Bylaws and Corporate Governance Guidelines provide for a majority voting standard in uncontested elections of directors. An uncontested election is one in which the number of nominees for director does not exceed the number of directors to be elected. The director election taking place at this Annual Meeting is uncontested, and therefore the majority voting standard will apply. Under the majority voting standard, in order for a nominee to be elected the votes cast “for” such nominee’s election must exceed the votes cast “against” such Nominee’s election. A “Withhold” vote will be treated as equivalent to an “Against” vote for purposes of applying the majority voting standard.

Riverbed has adopted a policy pursuant to which an incumbent director nominee that receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the Nominating/Corporate Governance Committee of Riverbed’s Board of Directors. The Nominating/Corporate Governance Committee will then recommend to the Board of Directors the action to be taken with respect to such offer of resignation.

Information Regarding the Nominees

Name	Age	Positions and Offices Held With the Company
Michael R. Kourey	51	Director
Mark S. Lewis	48	Director
Steven McCanne, Ph.D.	42	Director and Chief Technology Officer

Michael R. Kourey, age 51, has been a member of the Board of Directors since March 2006 and served as our lead independent director from April 2006 to April 2011. Since January 1999, Mr. Kourey has been a member of the board of directors and served as senior vice president of Finance and Administration of Polycom, Inc., a unified collaborative communications solution company. Since January 1995, Mr. Kourey has also served as Polycom’s chief financial officer. In the past, he served as Polycom’s vice president of Finance and Administration (January 1995 to January 1999), vice president of Finance and Operations (July 1991 to January 1995), secretary (June 1993 to May 2003), and treasurer (May 2003 to May 2004). Prior to joining Polycom, Mr. Kourey was vice president of

Operations at Verilink Corporation. Mr. Kourey currently serves as a member of the board of directors of Aruba Networks, Inc., an enterprise mobility solution provider, and serves on the advisory board of the Graduate School of Management at the University of California, Davis. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from Santa Clara University.

We believe that Mr. Kourey’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Kourey possesses a deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations. In addition, Mr. Kourey possesses extensive experience as a finance executive at a publicly-traded corporation, as well as significant experience as a Board member at two publicly-traded corporations.

Mark S. Lewis, age 48, has been a member of the Board of Directors since February 2010. Mr. Lewis has served as Chief Strategy Officer for the Information Infrastructure Products Business of EMC Corporation, an information infrastructure technology and solutions company, since October 2010. Mr. Lewis’ prior roles at EMC have included President of the Content Management and Archiving Division, Chief Development Officer, Chief Technology Officer and co-leader of the EMC Software Group. Mr. Lewis joined EMC in July 2002 from Hewlett-Packard/Compaq, where he was Vice President and General Manager of Compaq’s Enterprise Storage Group. From 1998 to 1999, Mr. Lewis led Compaq’s Enterprise Storage Software Business after serving for two years as Director of Engineering for Multi Vendor Online Storage. Before that, he spent 13 years in storage-related engineering and product development at Digital Equipment Corporation, a computer manufacturing company. Mr. Lewis holds a B.S. in Mechanical Engineering from University of Colorado, Boulder. He has studied Business Law, Marketing, and Accounting for an MBA at University of Colorado, Colorado Springs, and he attended the Executive Education Program at the Harvard Business School.

We believe that Mr. Lewis’ experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Lewis’ extensive operating experience positions him to provide valuable guidance on our corporate vision and technology innovations. In addition, Mr. Lewis’ industry expertise is especially important as we direct our efforts to both maintaining market and technology leadership with our core competencies as well as expanding our business into adjacent markets.

Steven McCanne, Ph.D., age 42, co-founded our company in May 2002 and has served as our Chief Technology Officer since September 2002. He has also been a member of the Board of Directors since May 2002. Prior to founding our company, Dr. McCanne served as Chief Technology Officer, Media Division and later as Chief Technology Officer for Inktomi Corporation, an infrastructure software company, from October 2000 to March 2002. Dr. McCanne joined Inktomi following its acquisition of FastForward Networks, which he co-founded in May 1998. Dr. McCanne has also served on the faculty in Electrical Engineering and Computer Science at the University of California, Berkeley. Dr. McCanne holds a Bachelor’s degree in Electrical Engineering and Computer Science and a Ph.D. in Computer Science from the University of California, Berkeley.

We believe that Dr. McCanne’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Dr. McCanne, a co-founder of our company and networking technology visionary, possesses strong technical and business insight into the WAN optimization and adjacent markets. In addition, his technology innovations and in-depth knowledge of our business and products continue to serve as significant contributors to the success of our company.

The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office

Set forth below is information regarding each of the continuing directors of Riverbed, including his age as of March 16, 2011, the period during which he has served as a director, and certain information as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

Continuing Directors — Term Ending in 2012

Michael Boustridge, age 47, has been a member of the Board of Directors since February 2010. Mr. Boustridge previously served as President, BT Global Services Multi-National Corporations, where he had responsibility for all aspects of BT’s operations and performance for the global Multi-National Corporations worldwide, including BT’s Global Financial Services sector. Since joining BT Global Services in April 2006 Mr. Boustridge held many positions, including President of America and Canada as well as President Asia Pacific. Prior to joining BT, Mr. Boustridge served as Chief Sales and Chief Marketing Officer at Electronic Data Systems, LLC, which he joined in 1996 from Hitachi Data Systems. Mr. Boustridge previously served on the Board of Trustees of the X PRIZE Foundation, an educational nonprofit organization.

We believe that Mr. Boustridge’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Boustridge’s deep knowledge of the information and communications service provider market is an important asset, as leveraging key service provider relationships has become increasingly important to Riverbed and our customers. In addition, his extensive global experience in the IT services sector, as well as his expertise in delivering successful operational results for global companies, will enable Mr. Boustridge to provide valuable guidance as we seek to continue growing our business.

Jerry M. Kennelly, age 60, co-founded our company in May 2002 and serves as Chairman of the Board of Directors and as our President and Chief Executive Officer. Immediately prior to founding our company, Mr. Kennelly spent six years at Inktomi Corporation, an infrastructure software company, where he served as Executive Vice President, Chief Financial Officer and Secretary. From June 1990 until joining Inktomi in October 1996, Mr. Kennelly worked for Sybase, Inc., an infrastructure software company, in a number of senior financial and operational positions, most recently as Vice President of Corporate Finance. From November 1988 until June 1990, Mr. Kennelly worked at Oracle Corporation as finance director for US Operations. From June 1980 until November 1988, Mr. Kennelly worked at Hewlett-Packard Company as Worldwide Sales and Marketing Controller for the Tandem Computers Division. Mr. Kennelly holds a Bachelor’s degree from Williams College and a Masters degree from the New York University Graduate School of Business Administration.

We believe that Mr. Kennelly’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Kennelly, a co-founder of our company, possesses in-depth knowledge of our business and markets, extensive operating experience, and strong leadership skills, having served as our Chief Executive Officer since shortly after the Company’s inception as well as an executive at technology companies for two decades prior. In addition, his expertise in guiding our long-term strategic and corporate planning continues to contribute significantly to the success of our company.

Stanley J. Meresman, age 64, has been a member of the Board of Directors since March 2005. Mr. Meresman was a Venture Partner with Technology Crossover Ventures, a private equity firm, from January through December 2004 and was General Partner and Chief Operating Officer of Technology Crossover Ventures from November 2001 to December 2003. During the four years prior to joining Technology Crossover Ventures, Mr. Meresman was a private investor and board member and advisor to several technology companies. From May 1989 to May 1997, Mr. Meresman was the Senior Vice President and Chief Financial Officer of Silicon Graphics, Inc. Prior to Silicon Graphics, he was Vice

President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business. Mr. Meresman is also a director of Meru Networks, a wireless networking solution provider.

We believe that Mr. Meresman’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Meresman possesses a deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations. In addition, Mr. Meresman’s financial and accounting expertise is strengthened by his extensive experience as a chief financial officer at two publicly-traded corporations.

Continuing Directors — Term Ending in 2013

Mark A. Floyd, age 55, has been a member of the Board of Directors since August 2007. Mr. Floyd has served as the Chief Executive Officer of SafeNet, Inc., an information security company, since July 2009. Mr. Floyd served as President and Chief Executive Officer of Entrisphere, Inc., a telecommunications equipment company, from August 2001 until its acquisition by Ericsson in February 2007. Prior to that, Mr. Floyd served as President and Chief Executive Officer of Siemens ICN, Inc., a telecommunications equipment company, from April 2000 until January 2001, and President and Chief Executive Officer of Efficient Networks, Inc., another telecommunications equipment company, from July 1993 to April 2000. Mr. Floyd holds a B.B.A. degree in Finance from the University of Texas. Mr. Floyd has served as a director of Tekelec, Inc., a network applications company, since October 2004, most recently as chairman. Mr. Floyd has announced that he will not be standing for reelection to the board of directors of Tekelec at their 2011 annual meeting to be held on May 13, 2011. Mr. Floyd previously served as a director of Carrier Access Corporation, a telecommunications equipment manufacturer, from June 2001 to March 2008.

We believe that Mr. Floyd’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Floyd has extensive experience as an executive in the technology industry, having served as Chief Executive Officer on four separate occasions. In addition, his service provider industry expertise has been an important asset to Riverbed as we have increasingly viewed service provider engagement as a key growth lever.

Christopher J. Schaepe, age 47, has been a member of the Board of Directors since December 2002. Mr. Schaepe is a founding managing director of Lightspeed Venture Partners, a venture capital firm. Prior to joining Lightspeed in September 2000, he was a general partner at Weiss, Peck & Greer Venture Partners, a venture capital firm, which he joined in 1991. Mr. Schaepe holds B.S. and M.S. degrees in Computer Science and Electrical Engineering from MIT and an M.B.A. from the Stanford Graduate School of Business. Mr. Schaepe served as a director of eHealth, Inc., an online health insurance provider, from April 1999 to September 2008.

We believe that Mr. Schaepe’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Schaepe possesses a broad perspective of the technology industry, having guided numerous companies in his role as a venture capital investor and Board member over the past two decades, as well as substantive professional experience serving in corporate finance and capital markets roles. In addition, he possesses in-depth knowledge of our business, having advised Riverbed since December 2002.

James R. Swartz, age 68, has been a member of the Board of Directors since November 2002 and has served as our lead independent director since April 2011. Mr. Swartz is a founding partner of Accel Partners, a venture capital firm, and has been with Accel Partners since 1983. He holds a B.S. degree from Harvard University with a concentration in Engineering Sciences and Applied Physics and an M.S. in Industrial Administration from Carnegie Mellon University.

We believe that Mr. Swartz’s experience and skills make him a qualified and valuable member of our Board of Directors. In particular, Mr. Swartz possesses deep expertise in guiding the long-term strategic planning of technology companies, having served as a Board member of more than fifty successful companies over four decades of venture capital investing. In addition, Mr. Swartz possesses in-depth knowledge of our business, having advised Riverbed since November 2002.

CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors is currently comprised of nine members. Seven of our nine members, Messrs. Boustridge, Floyd, Kourey, Lewis, Meresman, Schaepe and Swartz, qualify as independent directors in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. The information reviewed included information relating to any sales of our products and services to, and purchases by us of products and services from, entities (or affiliates of such entities) where any of our directors are employed. See “Review, Approval or Ratification of Transactions with Related Persons.”

Chairman of the Board

Mr. Kennelly, our President and Chief Executive Officer, also serves as the Chairman of our Board of Directors. It is the opinion of the Board of Directors that Mr. Kennelly’s service as Chairman best meets the needs of Riverbed and its stockholders.

In his capacity as Chairman, Mr. Kennelly, with the advice and input of other Board members, is responsible for ensuring that the quality, quantity and timeliness of the information provided by management is sufficient to enable the Board to effectively and responsibly perform its duties. The Board believes that this responsibility in particular is currently best discharged by the individual serving as the Company’s chief executive.

In the future, selecting an independent director to serve as Chairman may or may not be in the best interests of Riverbed and its stockholders. We believe that the Board of Directors will be in the best position to make that determination. The Board values its flexibility to select the Chairman that it considers best able to meet the needs of the Company and its stockholders, based on the qualifications of the directors then serving on the Board.

Lead Independent Director

Mr. Kourey served as our Lead Independent Director in 2010. Mr. Swartz has served as our Lead Independent Director since April 2011. The Lead Independent Director is responsible for calling special meetings of the independent directors, as and if he deems that such meetings are necessary. The Lead Independent Director is also responsible for chairing all meetings of independent directors. The independent members of the Board meet regularly in executive session at which only independent directors are present, typically after regularly scheduled Board of Directors meetings.

Board Leadership Structure

The Board of Directors believes that our Board structure, with its strong emphasis on Board independence, is successful in achieving effective independent oversight of management and the Company. Board members have complete access to management and outside advisors, and the Chairman is not the sole source of information for the Board of Directors. The Chairman does not serve on any of the Board’s three committees, and the Nominating/Corporate Governance Committee is

chaired by our Lead Independent Director. Seven of our nine Board members are independent under Nasdaq rules. In addition, every member of each of the Board’s three committees is independent. The Board of Directors delegates substantial responsibility to the Board committees, which regularly report their activities and actions to the full Board of Directors. We believe that our independent Board committees are an important aspect of our Board leadership structure.

Information Regarding the Board of Directors and its Committees

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. The Board has determined that the Chairs and members of each committee are independent under the applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules. The following table provides membership and meeting information for each of the Board committees during 2010:

Name	Audit		Compensation		Nominating/Corporate Governance
Michael Boustridge (1)			X
Mark A. Floyd	X		X
Jerry M. Kennelly
Michael R. Kourey	X				X	(2)
Mark S. Lewis (3)					X
Steven McCanne, Ph.D.
Stanley J. Meresman	X	(2)			X
Christopher J. Schaepe			X		X
James R. Swartz			X	(2)
Total meetings in fiscal year 2010	8		23		5

(1)	Joined the Compensation Committee in February 2010

(2)	Committee Chairperson

(3)	Joined the Nominating/Corporate Governance Committee in February 2010

In April 2011, the following changes occurred in Riverbed’s Board Committee membership and chairperson composition:

•	Mr. Kourey assumed the chairpersonship of the Audit Committee.

•	Mr. Meresman joined the Compensation Committee and no longer serves on the Nominating/Corporate Governance Committee.

•	Mr. Schaepe assumed the chairpersonship of the Compensation Committee.

•	Mr. Swartz joined the Nominating/Corporate Governance Committee as chairperson and no longer serves on the Compensation Committee.

Below is a description of each committee of the Board of Directors. Each committee of the Board of Directors has a written charter approved by the Board of Directors. Copies of each of the committee charters are posted on our website at www.riverbed.com in the Corporate Governance section of the Investor Relations page.

Audit Committee

The Audit Committee of the Board of Directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, the Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls and internal audit functions. It also discusses the scope and results of the audit and interim reviews with our independent auditors, reviews with our management our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by the Board of Directors, subject to specified exceptions and other than those that involve compensation. A more detailed description of the Audit Committee’s functions can be found in the Audit Committee charter.

The members of the Audit Committee in 2010 and currently are Messrs. Floyd, Kourey and Meresman. Mr. Meresman chaired the Audit Committee in 2010. Mr. Kourey has chaired the Audit Committee since April 2011.

The Board of Directors has determined that Messrs. Floyd, Kourey and Meresman are each an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation does not impose on Messrs. Floyd, Kourey and Meresman any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board of Directors.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. Specifically, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers, approves the bonus programs in effect for the Chief Executive Officer, other executive officers and key employees for each fiscal year, recommends to the Board of Directors the compensation of our directors, recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans, approves amendments to such plans, grants stock options and other stock-related awards, and administers our stock option plans, stock purchase plan and similar programs. The Compensation Committee may, to the extent permitted under applicable law and the rules of Nasdaq and the SEC, delegate its authority to subcommittees when appropriate. A more detailed description of the Compensation Committee’s functions can be found in the Compensation Committee charter.

Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he may participate in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

For certain 2010 compensation matters the Compensation Committee retained Radford, An AonHewitt Company (“Radford”) as its independent compensation consultant. See “Compensation Discussion and Analysis”.

The members of the Compensation Committee in 2010 were Messrs. Boustridge, Floyd, Schaepe and Swartz, with Mr. Boustridge joining in February 2010. Mr. Swartz chaired the Compensation Committee in 2010.

The current members of the Compensation Committee are Messrs. Boustridge, Floyd, Meresman and Schaepe. Mr. Schaepe has chaired the Compensation Committee since April 2011.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Boustridge, Floyd, Meresman and Schaepe. In addition, Mr. Swartz served on the Compensation Committee in 2010. None of these individuals was at any time during fiscal year 2010, or at any other time, an officer or employee of the Company. None of our executive officers has ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee of the Board of Directors oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to the Board of Directors, and evaluates the performance of the Board of Directors and individual directors. The Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to the Board of Directors concerning corporate governance matters. A more detailed description of the Nominating/Corporate Governance Committee’s functions can be found in the Nominating/Corporate Governance Committee charter.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Nominating/Corporate Governance Committee also considers such other factors as various and relevant career experience, relevant skills, such as an understanding of WAN Optimization, financial expertise, diversity and local and community ties.

Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating/Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate, given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. We do not maintain a formal diversity policy with respect to our Board of Directors. As noted above, however, we do consider diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates, and view diversity expansively to include those attributes that we believe will contribute to a Board of Directors that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide the Company and its strategic direction.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall performance during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors’ independence.

In connection with a review of potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee compiles a list of potential candidates using relevant sources, which may include other current members of the Board of Directors, professional search firms, and stockholders. The Nominating/Corporate Governance Committee then conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee then meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, pursuant to the Company’s Corporate Governance Guidelines, the stockholder recommendation should be delivered to the General Counsel of the Company at the principal executive offices of the Company, and must include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to the Board of Directors;

•

Certain information regarding the stockholder making such nomination and any Stockholder Associated Person (as defined in our Bylaws) and a statement whether such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Company’s voting securities reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee;

•	Such other information as required by the Company’s Bylaws;

•	The director candidate’s written consent to (A) if selected, be named in the Company’s proxy statement and proxy and (B) if elected, serve on the Board of Directors;

•

Such other information as may reasonably be required by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

The members of the Nominating/Corporate Governance Committee in 2010 were Messrs. Kourey, Lewis, Meresman and Schaepe, with Mr. Lewis joining in February 2010. Mr. Kourey chaired the Nominating/Corporate Governance Committee in 2010.

The current members of the Nominating/Corporate Governance Committee are Messrs. Kourey, Lewis, Schaepe and Swartz. Mr. Swartz has chaired the Nominating/Corporate Governance Committee since April 2011.

Risk Management Oversight

The Board of Directors actively manages Riverbed’s risk oversight process and receives regular reports from management on areas of material risk to Riverbed, including operational, financial, legal and regulatory risks.

Our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk:

•

The Audit Committee assists the Board of Directors with its oversight of Riverbed’s major financial risk exposures. The Audit Committee regularly reviews with management Riverbed’s risk assessment and risk management policies. Risk assessment reports are regularly provided by management to the Audit Committee.

•

The Compensation Committee assists the Board of Directors with its oversight of risks arising from our compensation policies and programs, as well as with its oversight of risks associated with succession planning.

•	The Nominating/Corporate Governance Committee assists the Board of Directors with its oversight of risks associated with Board organization, Board independence and corporate governance.

While each Board committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Risk Management Regarding Compensation Policies and Programs.    Our Compensation Committee is responsible for assessing our compensation policies and practices relative to all our employees, including non-executive officers, to determine if the risks arising from these policies and practices are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee meets at least annually with our management and the Compensation Committee’s independent compensation consultant to review and discuss potential risks relating to our employee compensation plans and programs.

In April 2010 and March 2011, the Compensation Committee reviewed and discussed with our management and the Compensation Committee’s independent compensation consultant a report analyzing the risk in our compensation programs and practices. This report included an analysis of the mechanisms in our compensation plans and programs intended to reduce the risk of conduct reasonably likely to have a material adverse effect on our company, and an overall risk assessment of such programs based on this analysis. Among other things, the Compensation Committee considered the risk profile of our base salary programs, our broad-based benefit plans, our sales compensation plans, our management bonus plan, new hire equity awards, annual equity awards for continuing employees, our long-term incentive plan and the employee stock purchase plan. The Compensation Committee also considered in connection with this review our internal financial reporting and regulatory compliance procedures.

Board of Directors Meeting Attendance

The Board of Directors met five times during the fiscal year ended December 31, 2010. During 2010, each director then in office attended 75% or more of the meetings held of the Board of Directors and committees on which he served.

Code of Business Conduct

The Board of Directors has adopted a code of business conduct and a code of ethics. The code of business conduct applies to all of our employees, officers and directors. The code of ethics is in addition to our code of business conduct and applies to our chief executive officer and senior financial officers, including our principal financial officer and principal accounting officer. The full texts of our codes of business conduct and ethics are posted on our website at www.riverbed.com in the Corporate Governance section of the Investor Relations page. We intend to disclose future amendments to our codes of business conduct and ethics, or certain waivers of such provisions, at the same location on our website identified above and also in public filings, to the extent required by Nasdaq.

Compensation of Directors

This section provides information regarding the compensation policies for non-employee directors in effect, and amounts paid and securities awarded to these directors, in fiscal 2010.

We have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings. In addition, during 2010, cash compensation earned by non-employee directors for their services as members of the Board of Directors or any committee of the Board of Directors was as follows:

•	Annual retainer fee of $30,000 for each non-employee director;

•	Additional annual retainer fee of $5,000 for Mr. Kourey for serving as Lead Independent Director;

•

Additional annual retainer fee of $5,000 each for Messrs. Kourey, Meresman and Swartz for serving as chair of the Nominating/Corporate Governance Committee, Audit Committee and Compensation Committee, respectively;

•	Additional annual retainer fee of $5,000 for Mr. Boustridge for serving as a member of the Compensation Committee;

•	Additional annual retainer fee of $10,000 for Mr. Floyd for serving as a member of the Audit Committee and Compensation Committee;

•	Additional annual retainer fee of $10,000 for Mr. Kourey for serving as a member of the Audit Committee and Nominating/Corporate Governance Committee;

•	Additional annual retainer fee of $5,000 for Mr. Lewis for serving as a member of the Nominating/Corporate Governance Committee;

•	Additional annual retainer fee of $10,000 for Mr. Meresman for serving as a member of the Audit Committee and Nominating/Corporate Governance Committee;

•	Additional annual retainer fee of $10,000 for Mr. Schaepe for serving as a member of the Compensation Committee and Nominating/Corporate Governance Committee; and

•	Additional annual retainer fee of $5,000 for Mr. Swartz for serving as a member of the Compensation Committee.

The above cash compensation earned by Messrs. Boustridge and Lewis was pro-rated to reflect that their service as members of the Board of Directors and as Board committee members did not begin until February 2010.

Our 2006 Director Option Plan provides for automatic grants of options to non-employee directors. All options are granted at the fair market value on the date of the award. A non-employee director is entitled to an initial stock option award to purchase 60,000 shares of our common stock upon such director’s election to the Board of Directors, plus an additional option to purchase 10,000 shares of our common stock if serving on the Audit Committee and an additional option to purchase 10,000 shares of our common stock if serving as chairman of the Audit Committee. Each initial option will become exercisable for the shares in 48 equal monthly installments and will fully vest if we are acquired while the director is in our service. Each of Messrs. Boustridge and Lewis received an option to purchase 60,000 shares of our common stock on February 2, 2010, the date of their election to the Board of Directors.

Each year thereafter, pursuant to the 2006 Director Option Plan, each non-employee director will receive an annual stock option award to purchase 20,000 shares of our common stock on the date of our annual stockholders meeting, plus an additional option to purchase 8,000 shares of our common stock if serving on the Audit Committee and an additional option to purchase 4,000 shares of our common stock if serving as chairman of the Audit Committee, each of which will vest in 48 equal monthly installments and will fully vest if we are acquired while the director is in our service. Annual grants are not made in the same year as the initial grants. Each member of our Board of Directors that served in 2010, other than Messrs. Boustridge and Lewis, received an annual stock option award in 2010.

Directors Compensation

The following table sets forth all of the compensation awarded to, earned by, or paid to our non-employee directors in fiscal year 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Michael Boustridge (2)	23,139	636,906	(3)	660,045
Mark A. Floyd	40,000	345,439	(4)	385,439
Michael R. Kourey	50,000	345,439	(5)	395,439
Mark S. Lewis (6)	23,139	636,906	(7)	660,045
Stanley J. Meresman	45,000	394,787	(8)	439,787
Christopher J. Schaepe	40,000	246,742	(9)	286,742
James R. Swartz	40,000	246,742	(10)	286,742

(1)	The amounts in this column represent the aggregate grant date fair value in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement No. 123R). See Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 8, 2011 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)	Mr. Boustridge was appointed to the Board of Directors effective February 2, 2010.

(3)	On February 2, 2010, Mr. Boustridge was granted an option to purchase 120,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Boustridge held outstanding options to purchase an aggregate of 120,000 shares of our common stock.

(4)	On May 25, 2010, Mr. Floyd was granted an option to purchase 56,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Floyd held outstanding options to purchase an aggregate of 260,168 shares of our common stock.

(5)	On May 25, 2010, Mr. Kourey was granted an option to purchase 56,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Kourey held outstanding options to purchase an aggregate of 242,000 shares of our common stock.

(6)	Mr. Lewis was appointed to the Board of Directors effective February 2, 2010.

(7)	On February 2, 2010, Mr. Lewis was granted an option to purchase 120,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Lewis held outstanding options to purchase an aggregate of 120,000 shares of our common stock.

(8)	On May 25, 2010, Mr. Meresman was granted an option to purchase 64,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Meresman held outstanding options to purchase an aggregate of 236,022 shares of our common stock.

(9)	On May 25, 2010, Mr. Schaepe was granted an option to purchase 40,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Schaepe held outstanding options to purchase an aggregate of 160,000 shares of our common stock.

(10)	On May 25, 2010, Mr. Swartz was granted an option to purchase 40,000 shares of our common stock (as adjusted to reflect the Company’s two-for-one stock split effected on November 8, 2010). As of December 31, 2010, Mr. Swartz held outstanding options to purchase an aggregate of 160,000 shares of our common stock.

Attendance at Annual Stockholders Meetings by the Board of Directors

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. The Company encourages, but does not require, directors to attend. All of our directors that served in 2010 attended the Company’s 2010 Annual Meeting of Stockholders telephonically or in person.

Contacting the Board of Directors

Stockholders may communicate with our Board of Directors at the following address:

The Board of Directors

c/o General Counsel

Riverbed Technology, Inc.

199 Fremont Street

San Francisco, CA 94105

Communications are received by the General Counsel of the Company, who then distributes any such communication to the Board of Directors or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded with the provision that any communication that is filtered out will be made available to any director upon request.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2011 and has further directed that management submit the appointment of independent auditors for ratification by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our 2004 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on this proposal will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the fiscal years ended December 31, 2010 and 2009.

(in thousands)	2010	2009
Audit fees (1)	$1,932	$1,818
Audit-related fees (2)	72	—
Tax fees (3)	285	202
All other fees	—	—

Total fees	$2,289	$2,020

(1)	Audit Fees consist of fees incurred for professional services rendered by Ernst & Young LLP for (i) the audit of our annual consolidated financial statements, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) the review of the quarterly consolidated financial statements and (iv) other services in connection with regulatory filings or engagements.

(2)	Audit-related fees consist of fees for professional services rendered by Ernst & Young LLP in connection with assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of

Ernst & Young LLP as Riverbed’s Independent Registered Public Accounting Firm For Its

Fiscal Year Ending December 31, 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that each member of the Audit Committee is an audit committee financial expert as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.

The Company’s management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“10-K”).

The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the members of the Audit Committee, as such committee was constituted in the Company’s 2010 fiscal year:

Mark A. Floyd
Michael R. Kourey
Stanley J. Meresman, Chairman

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company, in accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act”, is providing its stockholders with the opportunity to cast an advisory vote on executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, practices and objectives described in this Proxy Statement. The advisory vote on executive compensation described in this Proposal 3 is referred to as a “say-on-pay vote.”

Riverbed believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our company. Therefore, the goal for our executive compensation program is to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals, and align our executives’ long-term interests with those of our stockholders. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our stockholders.

The Compensation Discussion and Analysis in this Proxy Statement describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2010 in more detail. The Company annually reviews its executive compensation practices and programs, utilizing peer and survey group data. Highlights of the program include the following:

•	Compensation decisions are based upon an assessment of individual performance and potential to enhance long-term stockholder value.

•

Under the Company’s Long-Term Incentive Plan, the named executive officers receive long-term equity awards in the form of RSUs and the majority of these shares are at-risk and earned only upon the achievement of specified annual performance goals, with subsequent vesting of any earned shares not occurring until two years after achievement of those goals, for a total of three years. These RSUs constitute the majority of each officer’s total compensation opportunity. The Company believes these awards ensure that a significant portion of the officers’ compensation is tied to long-term stock price performance, and these awards provide significant retention value for the Company if the performance goals are met.

•

The Company’s Management Bonus Plan, under which our executives may earn quarterly cash incentive amounts, is directly tied to the achievement of revenue targets, the consistency of achievement of revenue targets, and the achievement of pre-tax operating profit targets. These performance metrics were chosen because they most closely correlate with superior operational performance and ensure alignment with our stockholders’ interests regarding the importance of achieving budgeted profitability.

•	Each of the named executive officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. In 2010:

•	The Company’s revenue grew to $552 million, representing an increase of 40% over the prior year.

•	Net income grew to $34 million, an increase of $27 million over the prior year.

•	The Company’s strong earnings and operational excellence helped drive a year end cash and investments balance of $501 million, an increase of $175 million over the prior year end.

The Company requests stockholder approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

As an advisory vote, this say-on-pay proposal is not binding upon the Company, our Board of Directors or the Compensation Committee. However, the Company, our Board of Directors and the Compensation Committee, which is responsible for overseeing, reviewing and administering the Company’s executive compensation programs, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors Recommends a Vote “FOR” Proposal 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal 3 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program, or a “say-on-pay vote.”

This Proposal 4, in accordance with the Dodd-Frank Act, affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation.

Our executive compensation programs are designed to promote long-term success and are regularly reviewed to ensure that our programs are optimally structured to retain our highly experienced executive management team, encourage achievement of corporate objectives and to align our executives’ interests in maximizing long-term stockholder value. In particular, our Long-Term Incentive Plan, which comprises the majority of each officer’s total compensation opportunity, requires three years of service from an executive before any performance-based shares earned under that plan may be sold.

Because a substantial portion of our officers’ compensation is tied to long-term stock price performance, which itself is influenced by the Company’s overall long-term performance, the Company believes that the effectiveness of its executive compensation programs can most reliably be judged only by reference to the long-term results effected by the efforts of our executives. Judging the effectiveness of a long-term compensation program based on one or two years of results would potentially undermine the long-term focus that is central to the Company’s compensation philosophy.

For these reasons, the Company believes that a say-on-pay vote every three years will allow stockholders to best judge our executive compensation programs in relation to our long-term performance and strikes an appropriate balance between stockholder input and the ability of our Compensation Committee to thoughtfully consider the results of say-on-pay votes and implement appropriate changes.

As an advisory vote, this proposal is not binding upon the Company, our Board of Directors or the Compensation Committee. The Board of Directors may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, the Company, our Board of Directors and the Compensation Committee, which is responsible for overseeing, reviewing and administering the Company’s executive compensation programs, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding an advisory vote on executive compensation.

The Board of Directors Recommends a Vote of “3 YEARS” on Proposal 4.

EXECUTIVE OFFICERS

The names of the executive officers of Riverbed who are not also directors of Riverbed and certain information about each of them as of March 16, 2011 are set forth below:

Randy S. Gottfried, age 45, has served as our Chief Financial Officer since joining us in February 2004 and as our Executive Vice President of Business Services since January 2011. He served as our Senior Vice President of Business Services from May 2006 to January 2011. From November 2003 to February 2004, Mr. Gottfried served as Chief Financial Officer of Voltage Security, a security software company. From June 1997 to March 2001 and from July 2002 to March 2003, Mr. Gottfried held various senior finance roles, including Senior Vice President and Chief Financial Officer, with Inktomi Corporation. Mr. Gottfried holds a Masters degree in Business Management from Northwestern University’s Kellogg Graduate School of Management and an undergraduate business degree from the University of Michigan in Ann Arbor. He became a Certified Public Accountant in 1989.

Eric S. Wolford, age 44, has served as our Executive Vice President of Marketing and Business Development since January 2011. He served as our Senior Vice President of Marketing and Business Development from March 2005 to January 2011. He served as our Vice President of Marketing and Business Development from May 2003 to March 2005. From June 2001 to May 2003, Mr. Wolford was the Senior Vice President of Marketing and Business Development for netVmg, a network management company. From August 1999 to June 2001, he served as Vice President of Product Marketing and Management at Inktomi Corporation and FastForward Networks (which was acquired by Inktomi in October 2000), providers of content delivery management software. From 1988 to 1999, Mr. Wolford served in various sales, marketing and product management roles at AT&T. Mr. Wolford holds a Bachelor’s degree in Pre-Medicine from Pepperdine University and an M.B.A. from the New York University Stern School of Business.

David M. Peranich, age 49, has served as our Executive Vice President of Worldwide Sales since January 2011. He served as our Senior Vice President of Worldwide Sales from July 2006 to January 2011. From June 2004 to November 2005, Mr. Peranich was the Chief Executive Officer and President of Centrata, a provider of IT service delivery management solutions. From May 2001 to June 2004, Mr. Peranich held a number of management positions at Siebel Systems, most recently as Vice President and General Manager of Worldwide Alliances. From November 2000 to February 2001, he served as Vice President of Worldwide Sales at AdFlight Corporation. From January 1997 to October 2000, Mr. Peranich held a number of sales management positions at Remedy Corporation, most recently as Vice President of Americas Sales. Mr. Peranich holds a Bachelor’s degree in Mechanical Engineering from Virginia Polytechnic Institute and State University and an M.S. in Systems Management from the University of Southern California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 16, 2011 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 16, 2011 and restricted stock units that will become vested within 60 days of March 16, 2011 are deemed outstanding and beneficially owned by the person holding such options or restricted stock units for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficial ownership is based on 153,454,939 shares of common stock outstanding on March 16, 2011.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Riverbed Technology, Inc., 199 Fremont Street, San Francisco, California 94105.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders:
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	11,055,697	7.2%
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	21,987,200	14.3%
Wellington Management Company, LLP (3) 280 Congress Street Boston, MA 02210	9,242,315	6.0%

Directors and Named Executive Officers:
Jerry M. Kennelly (4)	6,766,270	4.3%
Steven McCanne, Ph.D. (5)	6,678,399	4.3%
Michael Boustridge (6)	37,500	*
Mark A. Floyd (7)	63,917	*
Michael R. Kourey (8)	142,511	*
Mark S. Lewis (9)	37,500	*
Stanley J. Meresman (10)	80,020	*
James R. Swartz (11)	1,032,604	*
Christopher J. Schaepe (12)	158,856	*
Randy S. Gottfried (13)	606,622	*
David M. Peranich (14)	220,875	*
Eric S. Wolford (15)	465,757	*
All current directors and executive officers as a group (12 persons) (16)	16,290,831	10.3%

*	Less than 1% of the outstanding shares of common stock.

(1)	This information is based on a Schedule 13G filed with the SEC on February 8, 2011 by BlackRock, Inc. (“BlackRock”) indicating beneficial ownership as of December 31, 2010. The

Schedule 13G contains additional details regarding beneficial ownership of these shares. The Company has no reason to believe that the information in BlackRock’s Schedule 13G was not complete or accurate or that an amendment should have been filed thereto and was not.

(2)	This information is based on a Schedule 13G filed with the SEC on February 14, 2011 by FMR LLC (“FMR”) indicating beneficial ownership as of December 31, 2010. The Schedule 13G contains additional details regarding beneficial ownership of these shares. The Company has no reason to believe that the information in FMR’s Schedule 13G was not complete or accurate or that an amendment should have been filed thereto and was not.

(3)	This information is based on a Schedule 13G filed with the SEC on January 10, 2011 by Wellington Management Company, LLP (“Wellington”) indicating beneficial ownership as of December 31, 2010. The Schedule 13G contains additional details regarding beneficial ownership of these shares. The Company has no reason to believe that the information in Wellington’s Schedule 13G was not complete or accurate or that an amendment should have been filed thereto and was not. Wellington filed a Schedule 13G with the SEC on April 11, 2011 indicating beneficial ownership of 1,713,352 shares of common stock as of March 31, 2011.

(4)	Represents 138,788 shares of common stock held by Mr. Kennelly, 4,552,483 shares of common stock held by Kennelly Partners, L.P., 2,049,999 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011, and 25,000 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 16, 2011. Excludes 216,667 shares subject to options that are not exercisable, and 1,211,916 shares subject to restricted stock units that are not vested, within 60 days of March 16, 2011.

(5)	Represents 5,148,400 shares of common stock held by Steven McCanne and Tamara R. White, Trustees of the McCanne Family Trust dated July 8, 2002 and successor Trustees thereunder, 1,509,999 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011, and 20,000 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 16, 2011. Excludes 226,667 shares subject to options that are not exercisable, and 869,940 shares subject to restricted stock units that are not vested, within 60 days of March 16, 2011.

(6)	Represents 37,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Excludes 82,500 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(7)	Represents 63,917 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Excludes 96,251 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(8)	Represents 5,012 shares of common stock held by Michael R. Kourey and Michele M. Kourey as Co-Trustees of The Kourey Living Trust dated 1/3/97 and 137,499 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Excludes 94,501 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(9)	Represents 37,500 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Excludes 82,500 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(10)	Represents 2,000 shares of common stock held by Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T dated 9/13/89, as amended, and 78,020 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Excludes 108,002 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(11)	Represents 940,106 shares of common stock held by Burn3 LLC and 92,498 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Mr. Swartz is the manager of Burn3 LLC. Mr. Swartz disclaims beneficial ownership of the shares held by Burn3 LLC except to the extent of his pecuniary interest therein. Excludes 67,502 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(12)	Represents 66,358 shares of common stock held by Mr. Schaepe and 92,498 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011. Excludes 67,502 shares subject to options that are not exercisable within 60 days of March 16, 2011.

(13)	Represents 31,622 shares of common stock held by Randy S. Gottfried, Trustee of the Randy S. Gottfried Trust dated January 7, 2005, 565,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011, and 10,000 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 16, 2011. Excludes 95,000 shares subject to options that are not exercisable, and 434,969 shares subject to restricted stock units that are not vested, within 60 days of March 16, 2011.

(14)	Represents 23,098 shares of common stock held by Mr. Peranich, 187,777 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011, and 10,000 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 16, 2011. Excludes 63,334 shares subject to options that are not exercisable, and 434,969 shares subject to restricted stock units that are not vested, within 60 days of March 16, 2011.

(15)	Represents 13,331 shares of common stock held by Mr. Wolford, 439,926 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2011, and 12,500 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 16, 2011. Excludes 150,000 shares subject to options that are not exercisable, and 439,969 shares subject to restricted stock units that are not vested, within 60 days of March 16, 2011.

(16)	Includes 5,292,133 shares of common stock issuable upon exercise of options exercisable, and 77,500 shares of common stock issuable upon vesting of restricted stock units, within 60 days of March 16, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (i) the copies of Section 16(a) reports that we received from such persons regarding their fiscal year 2010 transactions in our common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2010, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were members of the Board of Directors, our executive officers or greater than 10% stockholders during fiscal year 2010.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Compensation Committee of the Board of Directors was comprised in 2010 of four non-employee members of the Board of Directors. Each member was determined to be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee’s primary responsibility is to review the performance of Riverbed’s management in achieving corporate goals and objectives and to ensure that Riverbed management is compensated effectively in a manner consistent with Riverbed’s strategy and competitive practices. Toward that end, the Compensation Committee oversees, reviews and administers all of Riverbed’s compensation, equity and employee benefit plans and programs applicable to executive officers.

The Compensation Committee has reviewed and discussed the following section titled “Compensation Discussion and Analysis” with our management. Based on its review and discussions, the committee members that served in 2010 recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael Boustridge

Mark A. Floyd

Christopher J. Schaepe

James R. Swartz, Chairman

Compensation Discussion and Analysis

This section explains the Company’s executive compensation program as it relates to the following “named executive officers” of the Company:

Jerry M. Kennelly	Chief Executive Officer
Steven McCanne, Ph.D.	Chief Technology Officer
Randy S. Gottfried	Chief Financial Officer, Executive Vice President of Business Services
Eric S. Wolford	Executive Vice President of Marketing and Business Development
David M. Peranich	Executive Vice President of Worldwide Sales

The tables immediately following this section provide compensation information for the named executive officers.

Executive Summary; Compensation Philosophy and Objectives

Riverbed believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our company. Therefore, the goal for our executive compensation program is to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals, and align our executives’ long-term interests with those of our stockholders. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its stockholders.

The Company believes the compensation program for the named executive officers was instrumental in helping the Company achieve its strong financial performance in 2010.

In 2010, the Company’s revenue grew to $552 million, representing an increase of 40% over the prior year. Net income grew to $34 million in 2010, an increase of $27 million over the prior year.

The Company’s strong earnings and operational excellence helped drive a cash and investments balance at the end of 2010 of $501 million, an increase of $175 million over the prior year end.

Our executive compensation programs are designed to promote long-term success and are regularly reviewed to ensure that they are optimally structured to retain our highly experienced executive management team, encourage achievement of corporate objectives, and align our executives’ interests in maximizing long-term stockholder value. In particular, our Long-Term Incentive Plan, which comprises the majority of each officer’s total compensation opportunity, requires three years of service from an executive before any performance-based shares earned under that plan may be sold.

Our executive compensation programs are also regularly reviewed to ensure that they achieve the best possible balance between providing strong retention and performance incentives to our executive officers, while accommodating a meaningful and continuing effort to minimize both the Company’s share burn rate and the dilutive effects of the Company’s equity awards on the Company’s stockholders.

The specific goals that our current executive compensation program rewards are focused on revenue growth, consistency of revenue growth, operating profits and the value of our stock. At this stage in our development, we believe that growth and revenue-oriented targets continue to be more appropriate to overweight versus targets focused on other criteria.

Our goal is to provide overall compensation (assuming that targeted levels of performance are achieved) that is above the median compensation at a peer group of technology companies selected for similarities in business model and other criteria, including whether we may compete with that company for employees generally. The elements of compensation included in the peer group analysis generally are base salaries, short-term cash incentives, and long-term equity incentives in the form of Restricted Stock Units (“RSUs”), including RSUs tied to the achievement of specific performance goals.

Due to the intensely competitive market for highly qualified employees in our industry, our geographic location and our aggressive performance goals, we believe that compensation below our targeted levels would, in the long run, jeopardize our ability to retain our current executive officers and recruit new executive officers.

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ long-term interests with those of our stockholders. The Compensation Committee also believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

Executive Compensation Decision-Making Process

Discretion and Judgment of the Compensation Committee.    The Compensation Committee determines all compensation for the named executive officers. Each year, the Compensation Committee reviews historical and prospective breakdowns of the total compensation components for each executive officer. The Compensation Committee’s decisions on compensation for our executive officers are based primarily upon its assessment of each individual’s performance and potential to enhance long-term stockholder value. The Compensation Committee relies upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting the Compensation Committee’s judgment include performance compared to strategic goals established for the individual and the Company at the beginning of the year, the nature and scope of the executive’s responsibilities, and effectiveness in leading the Company’s initiatives to achieve corporate goals.

Determining Compensation for the Chief Executive Officer and Other Named Executive Officers.    The performance of our executive officers is reviewed once per year. Base salaries and performance-based cash incentive compensation for our executive officers other than Mr. Peranich are typically evaluated and any changes implemented on or around May 1 each year. Mr. Peranich’s salary and performance-based cash incentive compensation is reviewed on a calendar-year basis due to a large portion of his compensation being based on our achieving our annual sales goals during the year.

Long-term equity awards for our executive officers, in the form of RSUs under the Company’s Long-Term Incentive Plan, are typically reviewed and determined either in December for the following calendar year, or in January for that calendar year.

Mr. Kennelly, as the manager of the members of the executive team, assesses the other named executive officers’ individual contributions to their respective departmental goals as well as achievement of their individual goals and makes a recommendation to the Compensation Committee with respect to any merit increase in base salary and target cash bonus for each member of the executive team, other than himself. In addition, Mr. Kennelly makes a recommendation to the Compensation Committee with respect to annual RSU grants under our Long-Term Incentive Plan for each member of the executive team, other than himself. The Compensation Committee evaluates, discusses and modifies or approves these recommendations and conducts a similar independent evaluation of Mr. Kennelly’s contributions to corporate goals and achievement of individual goals. Mr. Kennelly does not participate in the Compensation Committee’s deliberations or decisions with respect to his compensation.

The Role of the Compensation Consultant.    The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. In accordance with this authority, the Compensation Committee has selected and directly retains the services of Radford, an independent compensation consultant, which advises the Compensation Committee on matters related to the compensation of the Company’s executive officers. The Compensation Committee periodically consults with Radford regarding compensation trends, appropriate peer companies and market survey data. In 2010, the Compensation Committee consulted Radford in connection with reviewing the Company’s executive compensation programs to ensure that these programs are optimally structured to retain our highly experienced executive management team, to keep management focused on attaining growth objectives even during an expected period of global economic volatility, and to motivate management to maximize long-term stockholder value. In addition, the Compensation Committee consulted with Radford in connection with its implementation of the Long-Term Incentive Plan. The fees for Radford were paid by the Company.

The Role of Peer Companies and Benchmarking.    The Compensation Committee reviews compensation practices at peer companies in order to better inform the Committee’s decision-making process regarding the determination of appropriate and reasonably competitive compensation amounts. In 2010, the Compensation Committee used a peer group of companies to evaluate target executive officer compensation based on median competitive data. Our peer group was selected with the assistance of Radford, and consisted of technology companies that may compete with the Company for talent or have similarities to the Company in business models, and that generally possessed revenue, revenue growth rate, market capitalization and profitability characteristics that were comparable to that of Riverbed. The following is the list of peer companies for 2010:

3Com Corporation	CommVault Systems, Inc.
3PAR Inc.	Emulex Corporation
ADTRAN, Inc.	F5 Networks, Inc.
Akamai Technologies, Inc.	NETGEAR, Inc.
Aruba Networks, Inc.	NetScout Systems, Inc.
Avocent Corporation	Polycom, Inc.
Blue Coat Systems, Inc.	QLogic Corporation
Brocade Communications Systems, Inc.	Sonus Networks, Inc.
Ciena Corporation	Starent Networks, Corp.
Citrix Systems, Inc.	Synaptics Incorporated

The Compensation Committee reviews the peer group annually to take into account any changes in our company, the peer group companies, our industry and other factors.

In connection with the peer company review, Radford also presented, and the Compensation Committee evaluated, compensation data published in the Radford High Technology Executive Survey.

The Role of Stockholder Say-on-Pay Votes.    The Company is providing its stockholders with the opportunity to cast an advisory vote on its 2010 executive compensation. See “Proposal 3” in this Proxy Statement. Although the vote is non-binding, the Compensation Committee will consider the outcome of this vote, and any future stockholder vote regarding executive compensation, when making future compensation decisions for the Company’s named executive officers.

Principal Elements of the Executive Compensation Program and 2010 Compensation

Overview.    The Company’s executive compensation program consists of the following three components:

•	Base salaries;

•	Performance-based cash bonuses under the Management Bonus Plan; and

•	Long-term equity awards in the form of RSUs, primarily performance-based, under the Long-Term Incentive Plan.

The Compensation Committee’s determination with regard to one component of compensation may not directly affect its determinations with regard to the other components since each component is designed to achieve different goals. However, the Compensation Committee considers each executive officer’s total compensation mix as a whole.

Base Salaries.

Overview.    The salaries of our Chief Executive Officer and our other executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation based on compensation surveys and benchmarking salaries paid by the peer group of companies for similar positions.

2010 Base Salaries.    In December 2009, the Compensation Committee reviewed the base salary of Mr. Peranich. After considering the recommendations of Radford and our Chief Executive Officer, and after considering both company and individual performance as well as market data regarding base salaries for comparable positions at the peer group of companies, the Compensation Committee approved a 2010 base salary for Mr. Peranich of $300,000.

In May 2010, the Compensation Committee reviewed the base salaries of our named executive officers, except Mr. Peranich. After considering the recommendations of Radford and our Chief Executive Officer (with regard to the salaries of named executive officers other than himself), and after considering both company and individual performance as well as market data regarding base salaries for comparable positions at the peer group of companies, the Compensation Committee approved the following base salaries, effective as of May 1, 2010:

Name	Base Salary as of January 1, 2010	Base Salary, Effective as of May 1, 2010
Jerry M. Kennelly	$440,000	$475,000
Randy S. Gottfried	294,000	320,000
Steven McCanne, Ph.D.	282,000	300,000
Eric S. Wolford	333,333	350,000

Performance-based Cash Bonuses.

Overview.    Cash incentives for our executive officers, which are paid under our Management Bonus Plan, are designed to reward performance that furthers our key corporate goals. A target cash incentive amount is set for each executive officer after considering targets for comparable positions at the peer group of companies. These amounts are paid quarterly, based on our performance against the predetermined goals. The Management Bonus Plan reserves for the Compensation Committee the authority to adjust incentive award amounts for the executive officers resulting from the application of the plan. To date, the Compensation Committee has declined to do so.

Cash incentives represent a relatively small percentage of the executive officers’ total compensation opportunity because the Company’s executive compensation program emphasizes long-term stockholder value creation over short-term operating results.

2010 Performance-based Cash Bonuses.    In December 2009, the Compensation Committee reviewed the quarterly target bonus amount of Mr. Peranich. After considering the recommendations of Radford and our Chief Executive Officer, and after considering both company and individual performance as well as market data regarding cash bonuses for comparable positions at the peer group of companies, the Compensation Committee approved a 2010 quarterly target bonus amount for Mr. Peranich of $75,000.

In May 2010, the Compensation Committee reviewed the quarterly target bonus amounts of our named executive officers, except Mr. Peranich. After considering the recommendations of Radford and our Chief Executive Officer (with regard to the target bonus amounts of named executive officers other than himself), and after considering both company and individual performance as well as market data regarding cash bonuses for comparable positions at the peer group of companies, the Compensation Committee approved the following quarterly target bonus amounts, effective beginning with the Company’s second fiscal quarter in 2010:

Name	Quarterly Target Bonus as of January 1, 2010	Quarterly Target Bonus, Effective as of Q2 2010
Jerry M. Kennelly	$110,000	$148,438
Randy S. Gottfried	36,750	40,000
Steven McCanne, Ph.D.	35,250	37,500
Eric S. Wolford	41,667	52,500

Performance Criteria.    Under the Management Bonus Plan, the performance metrics against which our executive officers were measured in 2010 were achievement of quarterly revenue targets; consistency of achievement of quarterly revenue targets; and achievement of quarterly pre-tax operating profit targets. The revenue and operating profit targets were based on objectives set forth in the Company’s Board-approved internal business plan. The quarterly incentive awards earned by our executive officers were determined on the basis of our achievement of these objectives.

These performance metrics were selected because the Compensation Committee believes that growth and revenue-oriented targets continue to be a key measure of superior operational performance at this stage of our development. In addition, an operating profit component better aligns the sharing of profit risks with our stockholders and reinforces the importance of achieving budgeted profitability at a time when the economic environment makes revenue generation more difficult.

Payout Structure.    Our Management Bonus Plan operated as follows for our named executive officers during 2010:

Revenue Achievement.    At achievement of 100% of a particular quarterly revenue target, our executive officers’ potential quarterly target bonus amount would receive a bonus “multiplier” of 1. For each percent of quarterly revenue achievement that exceeded the target, the bonus multiplier would increase by 3%. For each percent of quarterly revenue achievement below the target, the bonus multiplier would decrease by 4%.

These awards have a floor set at 85% of achievement of a particular quarterly revenue target, at which point our executive officers would receive 40% of their quarterly target bonus amount before application of the operating profit component described below. At less than 85% of achievement of a particular quarterly revenue target, our named executive officers would not receive a quarterly bonus.

Consistency of Revenue Achievement.    If the performance for a quarter was at or above 100% of the quarterly revenue target and the preceding quarter(s) were also at or above 100% of the quarterly revenue target(s), then a consistency award factor would be administered as follows:

Sequential Quarters at or above Target Quarterly Revenue	Consistency Award Factor added to Bonus Multiplier
1 Sequential Quarter (2nd Quarter at or above target)	10%

2 Sequential Quarters (3rd Quarter at or above target)	15%

3 Sequential Quarters (4th Quarter at or above target)	20%

4 or more Sequential Quarters (5th Quarter or more at or above target)	25%

The consistency award factor would be added to the quarterly bonus multiplier so that, for example, if the Company achieved 102% of the quarterly revenue target and this was the third consecutive quarter at or above target, then the bonus multiplier would be 121% (100% for achievement of the quarterly revenue target; plus 6% for the 2% overachievement; plus an additional 15% for it being the third consecutive quarter at or above target). If a quarter does not meet the quarterly revenue target, then no consistency award factor is added.

Operating Profit Achievement.    The bonus amount determined by the revenue achievement and revenue consistency components of the Management Bonus Plan was then multiplied by an operating profit factor. The operating profit factor was 1.0 in the event that the absolute dollars of pre-tax operating profit for a quarter were equal to or greater than the amount of pre-tax operating profit set forth in the Company’s Board-approved internal business plan for that quarter; and the operating profit factor was 0.8 in the event that the absolute dollars of pre-tax operating profit for a quarter were less than the amount of pre-tax operating profit set forth in the Company’s Board-approved internal business plan for that quarter. Thus, the operating profit component helped to ensure that revenue growth was not favored at the expense of achieving profitability goals.

Long-Term Equity Awards.

Overview.    The Compensation Committee believes that long-term equity awards, primarily in the form of at-risk, performance-based RSUs, are the best way to align our executive officers’ long-term interests with those of stockholders. The weighting by the Compensation Committee towards the use of performance-based RSUs ensures that our executive officers are properly focused on the attainment of key corporate goals. Consequently, the Company’s executive compensation program is weighted substantially toward the use of long-term equity awards, in particular performance-based awards.

RSUs.    Because RSUs retain value even in difficult economic environments, the Compensation Committee believes that the use of RSUs helps to ensure the continued retention of our executive officers over a long period of time. In addition, because the grant date fair value of RSUs is generally higher than an equivalent stock option grant, the Compensation Committee believes that it is appropriate to grant fewer RSUs than it would grant stock options. As a result, the use of RSUs causes less dilution to our stockholders than making stock option grants that are generally for larger numbers of shares.

Long-Term Incentive Plan.    As part of the Compensation Committee’s focus on retaining our highly experienced executive management team, keeping management focused on attaining key corporate objectives, and motivating management to maximize long-term stockholder value, in 2009 the Compensation Committee, after extensive consultation with Radford, adopted the Riverbed Technology, Inc. Long-Term Incentive Plan (“LTIP”), which provides participants with the potential to earn long-term incentive compensation based on our performance. Each of our named executive officers is a participant under the LTIP.

The Compensation Committee Has Discretion to Determine Appropriate Performance Metrics.    Under the LTIP each year, the Compensation Committee establishes the performance metrics and performance period, giving participants the opportunity to earn RSUs based on the Company’s performance. The performance metrics and performance periods established by the Compensation Committee may vary from year to year.

Performance-based RSUs, Which are Subject to Complete Forfeiture, Comprise a Majority of the Total RSU Grant.    The Compensation Committee believes that achievement of key corporate goals should directly and materially impact the total compensation opportunity for our executive officers. As a result, while some portion of the RSU grant made under the LTIP vests based on continued service alone, the majority of the total RSU grant under the LTIP is tied to the Company’s performance against the performance metrics determined by the Compensation Committee. In the event the Company underperforms versus those metrics, the performance-based RSU grants may be subject to complete forfeiture.

Even After Performance-Based Shares are Earned, Vesting Does Not Occur for Two Additional Years.    The Compensation Committee believes that, even after strong company performance has resulted in the earning of performance-based RSUs by our executive officers, a long-term view of performance requires that the executive officer continue to contribute to the creation of long-term stockholder value before any performance-based RSUs can vest and be sold. This also contributes to a strong alignment of interests in the Company’s long-term success between our executive officers and our stockholders, and ensures that the RSU grants demonstrate a significant retention incentive.

2010 Equity Awards.    In January 2010, each executive officer received a performance-based RSU grant (“Performance-Based Target Award”) and a time-based RSU grant (“Time-Based Award”) under the LTIP. Seventy-five percent of the total RSUs granted were performance-based, with the remaining 25% time-based.

For the 2010 LTIP awards, the Compensation Committee designated the Company’s 2010 annual revenue growth as the performance metric. This metric was selected because the Compensation Committee believes that, at this stage of our development, revenue growth continues to be a key measure of superior operational performance.

The Performance-Based Target Awards were eligible to be earned in an amount ranging from 0% to 200% of the target amount based on our 2010 annual revenue growth as determined by measurement to our 2009 revenue. The Performance-Based Target Awards were therefore subject to complete forfeiture in the event that we were unable to meet predetermined revenue growth targets. Subject to continuing service requirements, the shares earned under the Performance-Based Target Awards will vest in full on December 31, 2012.

The Time-Based Award shares vest in three equal annual increments beginning on December 31, 2010, with completion of vesting on December 31, 2012. As a result, assuming that our executive officers had earned 100% of the target amount of the performance-based RSUs, only 8.33% of the total 2010 LTIP grant would vest in each of the first and second years after the grant was made.

The Performance-Based Target Awards listed below are equivalent to the amounts that would have been earned at 100% of the target amount:

Name	Performance-based RSUs	Time-based RSUs
Jerry M. Kennelly	210,000	70,000
Randy S. Gottfried	75,000	25,000
Steven McCanne, Ph.D.	150,000	50,000
David M. Peranich	75,000	25,000
Eric S. Wolford	75,000	25,000

Based on our 2010 year-over-year revenue growth of 40%, the actual performance-based RSU amounts earned were 200% of the target amount.

2011 Equity Awards.    The Compensation Committee granted 2011 LTIP awards to our executive officers in December 2010. For the 2011 LTIP awards, the Compensation Committee reduced the on-target performance-based grant amounts to our executive officers by 33%. Furthermore, the performance-based grants will be eligible to be earned in an amount ranging from 0% to 150% of the target amount, which, in tandem with the lower grant amounts, should contribute to a reduction in the Company’s 2011 share burn rate versus prior years. In addition, the time-based RSU grants will vest only after three full years of service, as opposed to vesting in equal annual increments over a three-year period.

Consistent with the philosophy described above, the Compensation Committee believes that these changes offer the best possible balance between providing strong retention and performance incentives to our executive officers, while accommodating a meaningful and continuing effort to minimize both the Company’s share burn rate and the dilutive effects of the Company’s equity awards on the Company’s stockholders. The 2011 LTIP awards will not vest until December 31, 2013.

See the table entitled “2011 LTIP Awards” for information regarding the 2011 LTIP awards.

Stock Ownership Guidelines

We currently do not require our executive officers to own a particular amount of our stock. The Compensation Committee is satisfied that stock and other equity holdings among our executive officers are sufficient at this time to provide appropriate motivation and to align this group’s long-term interests with those of our stockholders. However, we may in the future require our executive officers to own a particular amount of our stock.

Hedging Prohibition

Our executive officers, as well as all other employees, are prohibited from engaging in hedging or similar transactions with respect to our securities where the transaction is designed or intended to decrease the risks associated with holding our securities. This prohibition includes transactions involving puts, calls, collars or other derivative securities.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other full-time U.S. employees. We do not provide special benefits or other perquisites to our executive officers.

No Employment Agreements

We have not entered into employment agreements with our executive officers. Each executive officer is employed at will.

Post-Termination Protection

We issued offer letters to Messrs. Gottfried, Peranich and Wolford when they were recruited for their current positions. Each offer letter provides for accelerated vesting of equity in the event that we are both subject to a change in control and the executive officer’s employment terminates thereafter for specified reasons. These terms were negotiated at arms length at the time we recruited and hired each executive officer and we consider the change of control protection that was granted to these executive officers to be on market terms.

In addition, all equity grants made to our executive officers and non-executive employees under the Company’s 2006 Equity Incentive Plan provide for 100% acceleration in the event that we are both subject to a change in control and the executive officer’s or non-executive employee’s employment terminates thereafter for specified reasons. This protection is built into the 2006 Equity Incentive Plan and applies to all equity grants made thereunder, including awards made to non-executive employees. The LTIP also provides for 100% acceleration of grants made thereunder in the event that we are both subject to a change in control and the LTIP participant’s employment terminates thereafter for specified reasons.

In May 2008, we entered into change in control severance agreements with Messrs. Gottfried and Kennelly. The Compensation Committee recognizes that the possibility of an acquisition by another company or other change in control can be a distraction and can cause the consideration of alternative employment opportunities. The Compensation Committee believes that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Messrs. Gottfried and Kennelly, notwithstanding the possibility, threat or occurrence of a change in control. The agreements provide that in the event that we are both subject to a change in control and the employment of Mr. Gottfried or Mr. Kennelly terminates for specified reasons on or within 12 months after the change in control, then, subject to the signing of a release of claims and to compliance with the terms of any confidential information agreement, (i) in the case of Mr. Gottfried, he would receive severance equal to 100% of his deemed effective annual base salary and 100% of his full target bonus for the fiscal year in effect at the date of the termination of his employment relationship, as well as continuation of certain employee benefits; and (ii) in the case of Mr. Kennelly, he would receive severance equal to 200% of his deemed effective annual base salary and 200% of his full target bonus for the fiscal year in effect at the date of the termination of his employment relationship, as well as continuation of certain employee benefits.

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Compensation Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and certain other highly paid executive officers. There is an exception to the $1 million limitation for

“performance-based compensation” meeting certain requirements. Stock options and stock appreciation rights granted under our 2006 Equity Incentive Plan should generally qualify as “performance-based compensation” and should therefore not be subject to the $1 million deduction limitation. Full-value awards (such as restricted stock units and restricted stock) with solely service-based vesting are not considered performance-based under Section 162(m) of the Internal Revenue Code and, therefore, are not deductible to the extent that they, when aggregated with other non-performance-based compensation, result in executive compensation over $1 million. However, our stockholders have approved the material terms of our 2006 Equity Incentive Plan to enable the full-value awards to qualify for the “performance-based compensation” exemption if vesting is based on stockholder-approved performance metrics and certain other requirements are satisfied. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate the fair value of a stock award on the grant date and record the expense associated with each award over the service period.

Compensation of Named Executive Officers

As discussed in “Compensation Discussion and Analysis”, the Compensation Committee granted 2011 LTIP awards to the named executive officers in December 2010. These awards are considered by the Compensation Committee to be the primary component of the executive officers’ 2011 compensation opportunity, and not part of the executive officers’ 2010 compensation. LTIP awards are typically reviewed and determined by the Compensation Committee either in December for the following calendar year, or in January for that calendar year.

In order to present the executive officers’ compensation in a manner that both clarifies the compensation awarded to them for services rendered during 2010 and allows for the application of a consistent year-by-year comparison, the 2011 LTIP awards are excluded from the tables entitled “Summary Compensation Table — 2010, 2009 and 2008” and “2010 Grants of Plan-Based Awards”, and the Company has instead presented information regarding the 2011 LTIP awards in the table entitled “2011 LTIP Awards”. The 2011 LTIP awards are included in the table entitled “Outstanding Equity Awards at Fiscal Year End 2010”.

Summary Compensation Table — 2010, 2009 and 2008

The following table sets forth all of the compensation awarded to, earned by, or paid to our principal executive officer, principal financial officer and the three other highest paid executive officers whose total compensation in fiscal year 2010 exceeded $100,000. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)	Total ($)
Jerry M. Kennelly	2010	463,333	3,714,200	(3)	0	1,007,194	(4)	456	5,185,183
President, Chief Executive Officer and Chairman of the Board	2009 2008	435,000 400,000	2,954,000 1,438,000	(3)	0 2,776,798	486,441 348,823	(4) (4)	210 210	3,875,651 4,963,831

Randy S. Gottfried	2010	311,333	1,326,500	(5)	0	281,313	(6)	307	1,919,453
Chief Financial Officer and Executive Vice President of Business Services	2009 2008	287,667 266,667	1,055,000 575,200	(5)	0 1,217,520	160,364 112,082	(6) (6)	210 181	1,503,241 2,171,650

Steven McCanne, Ph.D.	2010	294,000	2,653,000	(7)	0	264,841	(8)	288	3,212,129
Chief Technology Officer and Director	2009	279,667	2,110,000	(7)	0	155,516	(8)	210	2,545,393
	2008	266,667	1,150,400		2,904,958	112,082	(8)	193	4,434,300

David M. Peranich	2010	300,000	1,326,500	(5)	0	535,951	(9)	312	2,162,763
Executive Vice President of Worldwide Sales	2009	300,000	1,055,000	(5)	0	306,914	(9)	210	1,662,124
	2008	275,000	575,200		811,682	209,273	(9)	189	1,871,344

Eric S. Wolford	2010	344,444	1,326,500	(5)	0	360,075	(10)	336	2,031,355
Executive Vice President of Marketing and Business Development	2009 2008	328,889 301,667	1,055,000 719,000	(5)	0 1,922,400	183,954 131,621	(10) (10)	210 202	1,568,053 3,074,890

(1)	The amounts in this column represent the aggregate grant date fair value in accordance with FASB Accounting Standards Codification ASC Topic 718, Stock Compensation (formerly, FASB Statement 123R). See Note 12 of the notes to our consolidated financial statements contained in our 2010 Annual Report on Form 10-K filed on February 8, 2011, our 2009 Annual Report on Form 10-K filed on February 12, 2010, and our 2008 Annual Report on Form 10-K filed on February 23, 2009 for a discussion of all assumptions made by us in determining the fair values of equity awards for 2010, 2009 and 2008, respectively.

(2)	The amounts in this column represent the dollar amount paid for life insurance premiums on behalf of the named executive officers. In addition, the Company pays a portion of health insurance and disability premiums for all employees, including the named executive officers. Such amounts are not included in this column.

(3)	For 2010, this amount includes $2,785,650, which reflects the grant date fair value of performance-based restricted stock units at 100% of target under the LTIP. The maximum value that was eligible to be earned under the LTIP for 2010 was 200% of target with a grant date fair value of $5,571,300. The actual amount earned under the LTIP in 2010 was 200% of target with a grant date fair value of $5,571,300. For 2009, this amount includes $2,215,500, which reflects the grant date fair value of performance-based restricted stock units at 100% of target under the LTIP. The maximum value that was eligible to be earned under the LTIP for 2009 was 200% of target with a grant date fair value of $4,431,000. The actual amount earned under the LTIP in 2009 was 137.8% of target with a grant date fair value of $3,052,031.

(4)	For 2010, this number represents $695,074 that was earned and paid in fiscal year 2010, and $312,120 that was earned in fiscal year 2010 and paid in fiscal year 2011. For 2009, this number represents $342,989 that was earned and paid in fiscal year 2009, and $143,452 that was earned in fiscal year 2009 and paid in fiscal year 2010. For 2008, this number represents $235,497 that was earned and paid in fiscal year 2008, and $113,326 that was earned in fiscal year 2008 and paid in fiscal year 2009.

(5)

For 2010, this amount includes $994,875, which reflects the grant date fair value of performance-based restricted stock units at 100% of target under the LTIP. The maximum value that was eligible to be earned under the LTIP for 2010 was 200% of target with a grant date fair value of $1,989,750. The actual amount earned under the LTIP in 2010 was 200% of target with a grant date fair value of $1,989,750. For 2009, this amount includes $791,250, which reflects the grant date fair value of performance-based restricted stock units at 100% of target under the LTIP. The maximum value that was eligible to be earned under the LTIP for 2009 was 200% of target with a grant date fair value of $1,582,500. The actual amount earned under the LTIP in 2009 was 137.8% of target with a grant date fair value of $1,090,015.

(6)	For 2010, this number represents $197,205 that was earned and paid in fiscal year 2010, and $84,108 that was earned in fiscal year 2010 and paid in fiscal year 2011. For 2009, this number represents $112,438 that was earned and paid in fiscal year 2009, and $47,926 that was earned in fiscal year 2009 and paid in fiscal year 2010. For 2008, this number represents $76,084 that was earned and paid in fiscal year 2008, and $35,998 that was earned in fiscal year 2008 and paid in fiscal year 2009.

(7)	For 2010, this amount includes $1,989,750, which reflects the grant date fair value of performance-based restricted stock units at 100% of target under the LTIP. The maximum value that was eligible to be earned under the LTIP for 2010 was 200% of target with a grant date fair value of $3,979,500. The actual amount earned under the LTIP in 2010 was 200% of target with a grant date fair value of $3,979,500. For 2009, this amount includes $1,582,500, which reflects the grant date fair value of performance-based restricted stock units at 100% of target under the LTIP. The maximum value that was eligible to be earned under the LTIP for 2009 was 200% of target with a grant date fair value of $3,165,000. The actual amount earned under the LTIP in 2009 was 137.8% of target with a grant date fair value of $2,180,020.

(8)	For 2010, this number represents $185,990 that was earned and paid in fiscal year 2010, and $78,851 that was earned in fiscal year 2010 and paid in fiscal year 2011. For 2009, this number represents $109,546 that was earned and paid in fiscal year 2009, and $45,970 that was earned in fiscal year 2009 and paid in fiscal year 2010. For 2008, this number represents $76,084 that was earned and paid in fiscal year 2008, and $35,998 that was earned in fiscal year 2008 and paid in fiscal year 2009.

(9)	For 2010, this number represents $378,248 that was earned and paid in fiscal year 2010, and $157,703 that was earned in fiscal year 2010 and paid in fiscal year 2011. For 2009, this number represents $217,256 that was earned and paid in fiscal year 2009, and $89,658 that was earned in fiscal year 2009 and paid in fiscal year 2010. For 2008, this number represents $142,610 that was earned and paid in fiscal year 2008, and $66,663 that was earned in fiscal year 2008 and paid in fiscal year 2009.

(10)	For 2010, this number represents $249,683 that was earned and paid in fiscal year 2010, and $110,392 that was earned in fiscal year 2010 and paid in fiscal year 2011. For 2009, this number represents $129,616 that was earned and paid in fiscal year 2009, and $54,338 that was earned in fiscal year 2009 and paid in fiscal year 2010. For 2008, this number represents $88,957 that was earned and paid in fiscal year 2008, and $42,664 that was earned in fiscal year 2008 and paid in fiscal year 2009.

Salary and non-equity incentive compensation in proportion to total compensation

The amount of salary and non-equity incentive compensation earned in 2010 in proportion to the total compensation reported for each of our named executive officers was:

•	Jerry M. Kennelly: 28.4%

•	Randy S. Gottfried: 30.9%

•	Steven McCanne, Ph.D.: 17.4%

•	David M. Peranich: 38.7%

•	Eric S. Wolford: 34.7%

2010 Grants of Plan-Based Awards

The following table sets forth each equity award granted to our named executive officers during fiscal year 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($) (2)	Target ($) (3)	Threshold (#)	Target (#)	Maximum (#) (4)
Jerry M. Kennelly	02/17/10	237,500	593,750	0	210,000	420,000	70,000	3,714,200
Randy S. Gottfried	02/17/10	64,000	160,000	0	75,000	150,000	25,000	1,326,500
Steven McCanne, Ph.D.	02/17/10	60,000	150,000	0	150,000	300,000	50,000	2,653,000
David M. Peranich	02/17/10	120,000	300,000	0	75,000	150,000	25,000	1,326,500
Eric S. Wolford	02/17/10	84,000	210,000	0	75,000	150,000	25,000	1,326,500

(1)	Represents target bonus amounts effective beginning with the Company’s second fiscal quarter in 2010.

(2)	This column sets forth the annual threshold amount payout based on 85% of plan for each executive’s non-equity incentive plan payment for 2010.

(3)	This column sets forth the annual target amount payout based on 100% of plan for each executive’s non-equity incentive plan payment for 2010.

(4)	Performance-based RSUs granted on February 17, 2010 represent 200% of the target amount earned under the 2010 LTIP. Such RSUs will vest with respect to 100% of the shares subject to the RSUs on December 31, 2012.

(5)	Represents time-based RSUs granted on February 17, 2010 under the 2010 LTIP. Such RSUs vested with respect to one-third of the total units granted on December 31, 2010, and will vest with respect to one-third on December 31, 2011 and one-third on December 31, 2012.

(6)	Represents the combined fair value of all stock awards as of the date they were granted, computed in accordance with FASB Accounting Standards Codification ASC Topic 718, Stock Compensation (formerly, FASB Statement 123R).

Outstanding Equity Awards at Fiscal Year End 2010

The following table sets forth information regarding unexercised options and unvested RSUs held by each of our named executive officers as of December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
	Exercisable		Unexercisable
Jerry M. Kennelly	800,000	(3)	—		3.00	04/30/16	75,000	(4)	2,637,750	140,000	4,923,800
	559,721	(5)	306,945	(5)	7.19	04/30/15	46,666	(6)	1,641,243
	537,500	(7)	62,500	(7)	15.96	04/29/14	578,584	(8)	20,348,799
							46,666	(9)	1,641,243
							420,000	(10)	14,771,400
							70,000	(11)	2,461,900

Randy S. Gottfried	80,000	(3)	—		3.00	04/30/16	30,000	(4)	1,055,100	50,000	1,758,500
	245,416	(5)	134,584	(5)	7.19	04/30/15	16,666	(6)	586,143
	215,000	(7)	25,000	(7)	15.96	04/29/14	206,638	(8)	7,267,458
							16,666	(9)	586,143
							150,000	(10)	5,275,500
							25,000	(11)	879,250

Steven McCanne, Ph.D.	380,000	(3)	—		3.00	04/30/16	60,000	(4)	2,110,200	100,000	3,517,000
	585,555	(5)	321,111	(5)	7.19	04/30/15	33,333	(6)	1,172,322
	537,500	(7)	62,500	(7)	15.96	04/29/14	413,274	(8)	14,534,847
							33,333	(9)	1,172,322
							300,000	(10)	10,551,000
							50,000	(11)	1,758,500

David M. Peranich	41,666	(12)	—		3.25	07/18/13	30,000	(4)	1,055,100	50,000	1,758,500
	5,278	(5)	89,723	(5)	7.19	04/30/15	16,666	(6)	586,143
	134,375	(7)	15,625	(7)	15.96	04/29/14	206,638	(8)	7,267,458
							16,666	(9)	586,143
							150,000	(10)	5,275,500
							25,000	(11)	879,250

Eric S. Wolford	30,000	(13)	—		3.00	04/30/16	37,500	(4)	1,318,875	50,000	1,758,500
	107,426	(5)	212,500	(5)	7.19	04/30/15	16,666	(6)	586,143
	322,500	(7)	37,500	(7)	15.96	04/29/14	206,638	(8)	7,267,458
							16,666	(9)	586,143
							150,000	(10)	5,275,500
							25,000	(11)	879,250

(1)	The market value of restricted stock units is based on $35.17 per share, which was the closing price of our common stock on December 31, 2010.

(2)	Represents performance-based awards granted under the 2011 LTIP. These shares are at-risk and may range from 0% to 150% of the target amount based on achievement of corporate goals. Any shares earned will vest on December 31, 2013. Please see “2011 LTIP Awards”.

(3)	This option grant was originally subject to a four-year vesting schedule and became fully vested on May 1, 2010.

(4)	This award vests with respect to one-third of the shares on May 15, 2011, one-third on November 15, 2011 and one-third on May 15, 2012.

(5)	This option grant was originally subject to a four-year vesting schedule. The unvested options shown in the table become exercisable in equal monthly installments and become fully vested on May 1, 2012.

(6)	This award vests on December 31, 2011.

(7)	This option grant was originally subject to a four-year vesting schedule. The unvested options shown in the table become exercisable in equal monthly installments and become fully vested on May 1, 2011.

(8)	This award vests with respect to 100% of the shares on December 31, 2011.

(9)	This award vests with respect to 50% of the shares on December 31, 2011 and 50% of the shares on December 31, 2012.

(10)	This award vests with respect to 100% of the shares on December 31, 2012.

(11)	This award vests with respect to 100% of the shares on December 31, 2013.

(12)	This option grant was originally subject to a four-year vesting schedule and became fully vested on July 10, 2010.

(13)	This option grant was originally subject to a four-year vesting schedule and became fully vested on May 1, 2010.

2010 Option Exercises and Stock Vested

The following table reflects stock option exercises and restricted stock units that became vested for each of the named executive officers during fiscal year 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jerry M. Kennelly	—	—	120,001	3,548,935
Randy S. Gottfried	20,000	626,906	45,001	1,314,085
Steven McCanne, Ph.D.	—	—	90,000	2,628,100
David M. Peranich	323,335	5,302,909	45,001	1,314,085
Eric S. Wolford	440,000	7,803,675	50,001	1,422,785

(1)	The value realized on exercise is calculated as follows: Number of shares acquired upon exercise times the difference between our closing price on the date of exercise and the exercise price of the underlying stock option.

(2)	The value realized on vesting is calculated as follows: Number of shares acquired upon vesting times the closing price on the vesting date.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#) (c)
Equity compensation plans approved by security holders	29,647,228	(1)	9.7634	(2)	5,296,595	(3)
Equity compensation plans not approved by security holders	882,374		17.9322		1,913,246

Total	30,529,602				7,209,841

(1)	Includes 9,878,518 shares that may be issued under performance-based share awards and restricted stock unit awards at December 31, 2010.

(2)	Excludes 9,878,518 shares that may be issued under performance-based share awards and restricted stock unit awards, as such awards are issuable for no consideration.

(3)	Includes 609,538 shares available for future issuance under our 2006 Employee Stock Purchase Plan.

2011 LTIP Awards

The following table sets forth each equity award granted to our named executive officers for fiscal year 2011. These equity awards were granted on December 6, 2010 under the 2011 LTIP. As of December 31, 2010, all awards in the table below were unvested and no performance-based awards have been earned under the 2011 LTIP.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold(#)	Target (#)	Maximum (#) (1)
Jerry M. Kennelly	12/06/10	0	140,000	210,000	70,000	7,469,700
Randy S. Gottfried	12/06/10	0	50,000	75,000	25,000	2,667,750
Steven McCanne, Ph.D.	12/06/10	0	100,000	150,000	50,000	5,335,500
David M. Peranich	12/06/10	0	50,000	75,000	25,000	2,667,750
Eric S. Wolford	12/06/10	0	50,000	75,000	25,000	2,667,750

(1)	These performance-based share amounts represent 150% of the target amount. These shares are at-risk and may range from 0% to 150% of the target amount based on achievement of corporate goals. Any shares earned will vest on December 31, 2013, subject to the officer remaining a service provider through such date.

(2)	These time-based RSUs vest with respect to 100% of the total units granted on December 31, 2013, subject to the officer remaining a service provider through such date.

(3)	Represents the combined fair value of all stock awards granted under the 2011 LTIP as of the date they were granted, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R).

Severance and Change in Control Arrangements

Acceleration

The named executive officers are entitled to the following equity acceleration upon the occurrence of certain events:

Each option granted to our named executive officers in 2007 and 2008, and each RSU granted to our named executive officers in 2008, will vest with respect to 100% of the shares subject to the option or RSU grant if (x) there is a change in control and (y) the employment of the named executive officer is involuntarily terminated within 12 months after the change in control.

Each RSU granted to our named executive officers in 2009 and 2010 under the LTIP will vest with respect to 100% of the shares subject to the RSU grant if (x) there is a change in control and (y) the employment of the named executive officer is involuntarily terminated after the change in control.

Severance

Other than the change in control severance agreements with Messrs. Gottfried and Kennelly described in “Compensation Discussion and Analysis — Post-Termination Protection” above, there are no current arrangements pursuant to which we have agreed to make any severance payments to any of our executive officers.

Estimated Payments and Benefits Upon Termination

The amount of compensation and benefits payable to each named executive officer in each termination and change in control situation has been estimated in the tables below. The value of the option and common stock vesting acceleration was calculated based on the assumption that the change in control and the executive’s employment termination occurred on December 31, 2010. The closing price of our stock as of December 31, 2010 was $35.17, which was used as the value of our stock in the change in control. The value of the unvested stock awards granted under the 2009 LTIP was based on the actual amount earned, which was 137.8% of target. The value of the unvested stock awards granted under the 2010 LTIP was based on the actual amount earned, which was 200% of target. The value of the unvested stock awards granted under the 2011 LTIP was based on 100% of the target shares. The value of the vesting acceleration was calculated by multiplying the number of accelerated option and stock award shares as of December 31, 2010 by the spread between the closing price of our stock as of December 31, 2010 and the exercise price for such unvested option and stock award shares.

Jerry M. Kennelly

The following table describes the potential payments and benefits upon employment termination before or after a change in control for Mr. Kennelly, our President and Chief Executive Officer, as if his employment terminated as of December 31, 2010, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company For Cause ($)	Change in Control ($)	Involuntary Termination in connection with or following Change in Control ($) (1)
Compensation:
Base Salary	—	—	—	—	—	950,000	(2)
Highest Target Bonus	—	—	—	—	—	1,187,500	(2)
Unvested/Unexercisable Option and Stock Award Shares Accelerated	—	—	—	—	—	58,215,394	(3)

Benefits and Perquisites:
Health Care Premiums/ Contributions (4)	—	—	—	—	—	20,706
Accrued Vacation Pay (5)	27,099	27,099	27,099	27,099	27,099	27,099

Total	27,099	27,099	27,099	27,099	27,099	60,400,700

(1)	The values set forth are calculated based on a closing price on December 31, 2010 of $35.17 per share. The corresponding values set forth in the Company’s 2009 proxy statement were based on a closing price on December 31, 2009 of $11.485 per share (as adjusted to reflect the Company's two-for-one stock split effected on November 8, 2010).

(2)	To be paid in one lump sum pursuant to the terms of the change in control severance agreement.

(3)	Represents the unvested stock options granted to Mr. Kennelly in 2007 and 2008 that will vest with respect to 100% of such shares if he is involuntarily terminated within 12 months of a change in control. Also represents 100% of the unvested RSUs granted in 2008 that will vest if he is involuntarily terminated within 12 months after a change in control and 100% of RSUs granted under the LTIP that will vest if he is involuntarily terminated following a change in control as provided under the LTIP.

(4)	Represents the cost of medical, dental and vision care premiums under COBRA for a 12-month period that will be paid on behalf of Mr. Kennelly upon a change in control.

(5)	Assumes that Mr. Kennelly had three weeks of accrued but unused vacation, which was paid based on his annual base salary for the last fiscal year.

Randy S. Gottfried

The following table describes the potential payments and benefits upon employment termination before or after a change in control for Mr. Gottfried, our Chief Financial Officer and Executive Vice President of Business Services, as if his employment terminated as of December 31, 2010, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company For Cause ($)	Involuntary Termination in connection with or following Change in Control ($) (1)
Compensation:
Base Salary	—	—	—	—	320,000	(2)
Highest Target Bonus	—	—	—	—	160,000	(2)
Unvested/Unexercisable Option and Stock Award Shares Accelerated	—	—	—	—	21,654,130	(3)

Benefits and Perquisites:
Health Care Premiums/Contributions (4)	—	—	—	—	6,652
Accrued Vacation Pay (5)	21,949	21,949	21,949	21,949	21,949

Total	21,949	21,949	21,949	21,949	22,162,731

(1)	The values set forth are calculated based on a closing price on December 31, 2010 of $35.17 per share. The corresponding values set forth in the Company’s 2009 proxy statement were based on a closing price on December 31, 2009 of $11.485 per share (as adjusted to reflect the Company's two-for-one stock split effected on November 8, 2010).

(2)	To be paid in one lump sum pursuant to the terms of the change in control severance agreement.

(3)	Represents the unvested stock options granted to Mr. Gottfried in 2007 and 2008 that will vest with respect to 100% of such shares if he is involuntarily terminated within 12 months of a change in control. Also represents 100% of the unvested RSUs granted in 2008 that will vest if he is involuntarily terminated within 12 months after a change in control and 100% of RSUs granted under the LTIP that will vest if he is involuntarily terminated following a change in control as provided under the LTIP.

(4)	Represents the cost of medical, dental and vision care premiums under COBRA for a 12-month period that will be paid on behalf of Mr. Gottfried upon a change in control.

(5)	Assumes that Mr. Gottfried had 3.6 weeks of accrued but unused vacation, which was paid based on his annual base salary for the last fiscal year.

Steven McCanne, Ph.D.

The following table describes the potential payments and benefits upon employment termination before or after a change in control for Dr. McCanne, our Chief Technology Officer, as if his employment terminated as of December 31, 2010, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company For Cause ($)	Change in Control ($)	Involuntary Termination in connection with or following Change in Control ($) (1)
Compensation:
Base Salary	—	—	—	—	—	—
Highest Target Bonus	—	—	—	—	—	—
Unvested/Unexercisable Option and Stock Award Shares Accelerated	—	—	—	—	—	45,001,813	(2)

Benefits and Perquisites:
Health Care Premiums/ Contributions	—	—	—	—	—	—
Accrued Vacation Pay (3)	23,077	23,077	23,077	23,077	23,077	23,077

Total	23,077	23,077	23,077	23,077	23,077	45,024,890

(1)	The values set forth are calculated based on a closing price on December 31, 2010 of $35.17 per share. The corresponding values set forth in the Company’s 2009 proxy statement were based on a closing price on December 31, 2009 of $11.485 per share (as adjusted to reflect the Company's two-for-one stock split effected on November 8, 2010).

(2)	Represents the unvested stock options granted to Dr. McCanne in 2007 and 2008 that will vest with respect to 100% of such shares if he is involuntarily terminated within 12 months of a change in control. Also represents 100% of the unvested RSUs granted in 2008 that will vest if he is involuntarily terminated within 12 months after a change in control and 100% of RSUs granted under the LTIP that will vest if he is involuntarily terminated following a change in control as provided under the LTIP.

(3)	Assumes that Dr. McCanne had four weeks of accrued but unused vacation, which was paid based on his annual base salary for the last fiscal year.

David M. Peranich

The following table describes the potential payments and benefits upon employment termination before or after a change in control for Mr. Peranich, our Executive Vice President of Worldwide Sales, as if his employment terminated as of December 31, 2010, the last business day of our fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company For Cause ($)	Involuntary Termination in connection with or following Change in Control ($) (1)
Compensation:
Base Salary	—	—	—	—	—
Highest Target Bonus	—	—	—	—	—
Unvested Option Shares and Unexercisable Options Accelerated	—	—	—	—	20,218,779	(2)

Benefits and Perquisites:
Health Care Premiums/ Contributions	—	—	—	—	—
Accrued Vacation Pay (3)	21,731	21,731	21,731	21,731	21,731

Total	21,731	21,731	21,731	21,731	20,240,510

(1)	The values set forth are calculated based on a closing price on December 31, 2010 of $35.17 per share. The corresponding values set forth in the Company’s 2009 proxy statement were based on a closing price on December 31, 2009 of $11.485 per share (as adjusted to reflect the Company's two-for-one stock split effected on November 8, 2010).

(2)	Represents the unvested stock options granted to Mr. Peranich in 2007 and 2008 that will vest with respect to 100% of such shares if he is involuntarily terminated within 12 months of a change in control. Also represents 100% of the unvested RSUs granted in 2008 that will vest if he is involuntarily terminated within 12 months after a change in control and 100% of RSUs granted under the LTIP that will vest if he is involuntarily terminated following a change in control as provided under the LTIP.

(3)	Assumes that Mr. Peranich had 3.8 weeks of accrued but unused vacation, which was paid based on his annual base salary for the last fiscal year.

Eric S. Wolford

The following table describes the potential payments and benefits upon employment termination before or after a change in control for Mr. Wolford, our Executive Vice President of Marketing and Business Development, as if his employment terminated as of December 31, 2010, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation Not for Good Reason ($)	Voluntary Resignation for Good Reason ($)	Termination by Company Not for Cause ($)	Termination by Company For Cause ($)	Involuntary Termination in connection with or following Change in Control ($) (1)
Compensation:
Base Salary	—	—	—	—	—
Highest Target Bonus	—	—	—	—	—
Unvested/Unexercisable Option and Stock Award Shares Accelerated	—	—	—	—	24,338,182	(2)

Benefits and Perquisites:
Health Care Premiums/ Contributions	—	—	—	—	—
Accrued Vacation Pay (3)	19,744	19,744	19,744	19,744	19,744

Total	19,744	19,744	19,744	19,744	24,357,926

(1)	The values set forth are calculated based on a closing price on December 31, 2010 of $35.17 per share. The corresponding values set forth in the Company’s 2009 proxy statement were based on a closing price on December 31, 2009 of $11.485 per share (as adjusted to reflect the Company's two-for-one stock split effected on November 8, 2010).

(2)	Represents the unvested stock options granted to Mr. Wolford in 2007 and 2008 that will vest with respect to 100% of such shares if he is involuntarily terminated within 12 months of a change in control. Also represents 100% of the unvested RSUs granted in 2008 that will vest if he is involuntarily terminated within 12 months after a change in control and 100% of RSUs granted under the LTIP that will vest if he is involuntarily terminated following a change in control as provided under the LTIP.

(3)	Assumes that Mr. Wolford had 2.9 weeks of accrued but unused vacation, which was paid based on his annual base salary for the last fiscal year.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy.    Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, are subject to review, approval or ratification by the Board of Directors or a committee comprised of members of the Board of Directors.

Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by the Board of Directors, subject to specified exceptions and other than those that involve compensation. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.

As set forth in our policies and procedures, it is our general policy that related person transactions shall be consummated or shall continue only if approved or ratified by the Audit Committee or the disinterested members of the Board of Directors and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our company and our stockholders.

Transactions with Related Persons.    The Company regularly enters into commercial dealings with BT and EMC Corporation, both of which re-sell the Company’s products. The Company has also entered into sales or purchase arrangements with Polycom, Inc. and other entities that are affiliated with the Company either by virtue of a director relationship or by the entity’s shareholdings. The Company enters into these commercial dealings in the ordinary course of its business, and considers these arrangements to be arms-length. Mr. Boustridge served as President, BT Global Services Multi-National Corporations during 2010. Mr. Lewis has served as Chief Strategy Officer for the Information Infrastructure Products Business of EMC since October 2010, and served as President of the Content Management and Archiving Division of EMC prior to that in 2010. Mr. Kourey served in 2010 and continues to serve as Senior Vice President of Finance and Administration, Chief Financial Officer and a director of Polycom. The Company does not believe that any of Messrs. Boustridge, Lewis or Kourey has or had a direct or indirect material interest in any of such commercial dealings.

The Board of Directors has determined that all Board members, excluding Messrs. Kennelly and McCanne, are independent under applicable Nasdaq rules. In making this determination, the Board considered information relating to any sales of our products and services to, and purchases by us of products and services from, entities (or affiliates of such entities) where any of our directors are employed.

Compensation Transactions.    The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our U.S. employees generally.

Indemnification Agreements.    We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The form of agreement provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our Charter and our Bylaws (except in a proceeding initiated by such person without board approval). In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and such other key employees in connection with a legal proceeding.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Brett A. Nissenberg
General Counsel, Senior Vice President of Corporate and Legal Affairs and Secretary

April 20, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET http://www.proxyvoting.com/rvbd

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

riverbed®

Think fastTM TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Fulfillment

95670

96174

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “3 YEARS” ON PROPOSAL 4.

Please mark your votes as indicated in this example X

FOR AGAINST ABSTAIN

1. To elect the following directors to serve until the 2014 annual meeting of stockholders or until such persons’ successors have been duly elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Riverbed Technology, Inc. for its fiscal year ending December 31, 2011.

Nominees:

FOR WITHHOLD ABSTAIN

1.1 Michael R. Kourey

1.2 Mark S. Lewis

1.3 Steven McCanne, Ph.D.

3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement.

1 YEAR 2 YEARS 3 YEARS ABSTAIN

4. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.

The Board of Directors Recommends a Vote “For” each of the Nominees listed in Proposal 1, “For” Proposals 2 and 3 and “3 years” on Proposal 4.

Mark Here for Address Change or Comments SEE REVERSE

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NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Riverbed Technology, Inc. account online.

Access your Riverbed Technology, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Riverbed Technology, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status View book-entry information

View certificate history Make address changes

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-877-897-6918

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on June 1, 2011. The Proxy Statement and the 2010 Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/rvbd

FOLD AND DETACH HERE

PROXY

RIVERBED TECHNOLOGY, INC.

Annual Meeting of Stockholders – June 1, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry M. Kennelly and Randy S. Gottfried, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Riverbed Technology, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Riverbed to be held June 1, 2011 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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Fulfillment

(Continued and to be marked, dated and signed, on the other side) 95670

96174

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